HEMT	Home Equity Mortgage Trust

HEMT HOME EQUITY MORTGAGE TRUST 2007-1

Free Writing Prospectus [3/1/07]

HEMT Series 2007-1
[334,775,100]
Groups 1&2

Credit Suisse First Boston Mortgage Acceptance Corp.
Depositor

U.S. Bank National Association
Indenture Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-132765 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Mortgage-Backed Notes and Certificates, Series 2007-1

Pricing Information

Offered Securities(1):

Notes

Groups 1 & 2
Class	Approximate Class Principal Balance ($)	Loan Group	Bond Type	Pass-Through Rate(2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
1A-1	[45,400,000]	I	Senior/Adj	LIBOR+[ ]%	1.21	AAA/Aaa
2A-1	[157,580,000]	II	Senior/Fixed	[ ]%	0.92	AAA/Aaa
2A-2	[19,700,000]	II	Senior/Adj	LIBOR+[ ]%	2.17	AAA/Aaa
2A-3	[19,700,000]	II	Senior/Adj	LIBOR+[ ]%	2.59	AAA/Aaa
M-1	[19,250,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	5.35	AA+/Aa1
M-2	[18,370,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	4.75	AA/Aa1
M-3	[8,400,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	4.33	AA-/Aa2
M-4	[7,700,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	4.19	A+/Aa3
M-5	[6,120,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	4.09	A/A1
M-6	[6,130,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	4.03	A-/A2
M-7	[5,250,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	3.98	BBB+/A3
M-8	[5,080,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	3.94	BBB/Baa1
M-9	[5,070,000]	I & II	Mezzanine/Adj.	LIBOR+[ ]%	0.93	BBB-/Baa2
B-1	[11,025,000]	I & II	Subordinate/Fixed	[ ]%	0.41	BB+/Baa3
Total	[334,775,000]

Certificates

Class	Approximate Class Principal Balance ($)	Loan Group	Bond Type	Pass-Through Rate(2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
2A-R(3)	[100]	II	Senior/Residual	Net Funds Cap	N/A	AAA/---

Non-Offered Securities(1):

Class	Approximate Class Principal Balance ($)	Loan Group	Bond Type	Pass-Through Rate(2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
2X-1	[0]	I & II	Subordinate	Variable	N/A	N/A
2X-2	[0]	I & II	Charged Off Loans	0.00%	N/A	N/A
2X-S	[0]	I & II	Excess Servicing	Variable	N/A	N/A
2P(4)	[100]	I & II	Senior	Net Funds Cap	N/A	AAA/---

(1)	The collateral ramp assumes 15% CPR increasing by approximately 1.818% to 35% CPR in month 12 and remains at 35% CPR thereafter.
Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.

(2)	Pass-through rates on the offered securities are capped by the applicable Net Funds Cap as described herein.

(3)	Non-economic residual with the tax liabilities of the REMIC.

(4)	Receives the prepayment penalties collected on the group 1 mortgage loans and group 2 mortgage loans.

Summary Terms

Underwriter:	Credit Suisse Securities (USA) LLC

Depositor:	Credit Suisse First Boston Mortgage Acceptance Corp.

Servicer:	For the group 1 and 2 loans: Select Portfolio Servicing, Inc.

Indenture Trustee:	U.S. Bank National Association

Owner Trustee:	Wilmington Trust Company

Swap Provider and Cap Counterparty:	Credit Suisse International [‘Aa3’/’P-1’ Moody’s; ‘AA-’/’A-1+’ S&P; ‘AA-‘/’F-1+’ Fitch]

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The MurrayHill Company).

Cut-off Date:	February 1, 2007 for the initial mortgage loans.

Deal Settlement:	On or about March 9, 2007.

Investor Settlement:	On or about March 9, 2007.

Payment Dates:	25th day of each month (or the next succeeding business day), beginning in March 2007.

Accrual Periods:
With regard to the Offered Securities (other than the Class 2A-R Certificates), the period commencing on the immediately preceding payment date (in the case of the first payment date, the closing date) and ending on the day immediately preceding the related payment date. For the Class 2A-R Certificates, the calendar month preceding the month of that payment date. Interest will accrue on the Offered Securities (other than the Class 2A-1 Notes and Class B-1 Notes and the Class 2A-R Certificates) on the basis of a 360-day year and the actual number of days in the related accrual period. Interest will accrue on the Class 2A-1 Notes and Class B-1 Notes and the Class 2A-R Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:	0 days with respect to the Offered Securities (other than the Class 2A-R Certificates) and 24 days with respect to the Class 2A-R Certificates.

Pricing Prepayment Speed:
100% of the prepayment assumption (the “PPC”) describes prepayments starting at 15% CPR in month 1, increasing by approximately 1.818% CPR per month to 35% CPR in month 12, and remaining at 35% CPR thereafter.

Pre-Funding Amount:	[TBD]

Offered Securities:
The Class 1A-1, Class 2A-1, Class 2A-2, Class 2A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes and the Class 2A-R Certificates.

ERISA Eligibility:
It is expected that the Offered Securities (other than the Class 2A-R Certificates) will be ERISA eligible. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such securities.

SMMEA Treatment:	The Offered Securities will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	REMIC.

Relationship between Loan Groups and Securities:
All references in this free writing prospectus to the mortgage loans or any provisions relating to the mortgage loans refer to the group 1 mortgage loans and group 2 mortgage loans only. The Class 1A-1 Notes generally relate to the group 1 mortgage loans and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R Certificates and Class 2P Certificates generally relate to the mortgage loans in loan group 2. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes and the Class 2X-1, Class 2X-2 and Class 2X-S Certificates generally relate to the mortgage loans in loan group 1 and loan group 2. The securities generally receive distributions based on principal, interest and other amounts collected from the mortgage loans in the related loan group or loan groups.

Optional Termination:	10% optional clean-up call.

Aggregate Collateral Balance:
As of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the pre-funding account. The Aggregate Collateral Balance as of the cut-off date is equal to the Aggregate Loan Balance as of the cut-off date plus the amount on deposit in the pre-funding account as of the closing date.

Aggregate Loan Balance:	As of any date of determination, an amount equal to the aggregate of the stated principal balances of the related mortgage loans as of the last day of the related collection period.

Aggregate Loan Group Balance:
As of any date of determination and loan group, will be equal to the aggregate stated principal balance of the mortgage loans in that loan group, except as otherwise provided herein, as of the last day of the related collection period.

Aggregate Loan Group Collateral Balance:	As of any date of determination and loan group, will be equal to applicable Aggregate Loan Group Balance plus the amount, if any, then on deposit in the pre-funding account related to that loan group.

Pass-through Rate Step-up:
If the optional clean-up call is not exercised, the pass-through margin will be increased by (i) the lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class 1A-1, Class 2A-2 and Class 2A-3 Notes and (ii) the lesser of (x) 50 basis points and (y) half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes. If the optional clean-up call is not exercised, the pass-through rate on the Class 2A-1 Notes and Class B-1 Notes will increase by 50 basis points.

Group 1 Excess Interest Amount:
For any payment date, the product of (a) the amount of Monthly Excess Cashflow required to be distributed on that payment date pursuant to subclause 3(a) of clause IV. under “—Distributions to Security Holders” below and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from loan group 1 and the denominator of which is the Principal Remittance Amount, in each case for that payment date. For purposes of this definition, the Principal Remittance Amount will be calculated without regard to subclauses (vi) and (B) in the definition thereof.

Group 1 Senior Net Funds Cap:
For any payment date and the Class 1A-1 Notes, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the group 1 mortgage loans plus any amounts withdrawn from the capitalized interest account to pay interest on such notes for such payment date, minus (2) the sum of (i) the related servicing fee, (ii) the related indenture trustee fee, (iii) the related credit risk manager fee, (iv) any portion of the Net Swap Payment allocable to loan group 1 and owed to the Swap Provider and (v) any portion of any Swap Termination Payment allocable to loan group 1 and owed to the Swap Provider and (b) the denominator of which is the product of (i) the Aggregate Loan Group Collateral Balance for loan group 1 for the immediately preceding payment date (or the Aggregate Loan Group Collateral Balance for loan group 1 as of the cut-off date for the first payment date) and (ii) the actual number of days in the immediately preceding interest accrual period divided by 360.

Group 2 Excess Interest Amount:
For any payment date, the product of (a) the amount of Monthly Excess Cashflow required to be distributed on that payment date pursuant to subclause 3(a) of clause IV. under “—Distributions to Security Holders” below and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from loan group 2 and the denominator of which is the Principal Remittance Amount, in each case for that payment date. For purposes of this definition, the Principal Remittance Amount will be calculated without regard to subclauses (vi) and (B) in the definition thereof.

Group 2 Senior Net Funds Cap:
For any payment date and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R Certificates, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the group 2 mortgage loans plus any amounts withdrawn from the capitalized interest account to pay interest on such securities for such payment date, minus (2) the sum of (i) the related servicing fee, (ii) the related indenture trustee fee, (iii) the related credit risk manager fee, (iv) any portion of the Net Swap Payment allocable to loan group 2 and owed to the Swap Provider and (v) any portion of any Swap Termination Payment allocable to loan group 2 and owed to the Swap Provider and (b) the denominator of which is the product of (i) the Aggregate Loan Group Collateral Balance for loan group 2 for the immediately preceding payment date (or the Aggregate Loan Group Collateral Balance for loan group 2 as of the cut-off date for the first payment date) and (ii) (x) in the case of the Class 2A-1 Notes and the Class 2A-R Certificates, 1/12 and (y) in the case of the Class 2A-2 Notes and Class 2A-3 Notes, the actual number of days in the immediately preceding interest accrual period divided by 360.

Subordinate Net Funds Cap:
For any payment date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such payment date, weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

For any payment date and the Class B-1 Notes, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such payment date, in each case, calculated on a 30/360 basis and weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subordinate Group 1 Balance:	For any payment date will be the Aggregate Loan Group Collateral Balance for the group 1 mortgage loans, less the Class Principal Balance of the Class 1A-1 Notes.

Subordinate Group 2 Balance:
For any payment date will be the Aggregate Loan Group Collateral Balance for the group 2 mortgage loans, less the aggregate Class Principal Balance of the Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R Certificates.

Principal and Interest Advancing:	The servicer will be obligated to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable.

Accrued Interest:	For each class of securities, on any payment date, shall equal the amount of interest accrued during the related interest accrual period on the related Class Principal Balance.

Interest Carry Forward Amount:
For each class of securities, on any payment date, shall equal the sum of (i) the excess of (x) the sum of (1) Accrued Interest for such class with respect to the immediately preceding payment date and (2) any unpaid Interest Carry Forward Amount from prior payment dates over (y) the amount actually distributed to such class with respect to interest on such immediately preceding payment date, and (ii) interest on such excess at the pass-through rate for such class.

Basis Risk Shortfall:	With respect to any payment date and any class of Offered Securities (other than the Class 2A-R Certificates), the sum of:

(a)  the excess, if any, of (1) interest payable for that class of notes calculated using (i) with respect to the notes (other than the Class 2A-1 Notes and Class B-1 Notes), one-month LIBOR plus the applicable certificate margin with respect to such class of notes or (ii) with respect to the Class 2A-1 Notes and Class B-1 Notes, the related fixed pass-through rate, over (2) interest payable for that class of notes calculated using the applicable Net Funds Cap for that payment date;

(b)  any amount calculated pursuant to clause (a) remaining unpaid from prior payment dates; and

(c)  interest on the amount in clause (b) calculated on the basis of (i) with respect to the notes (other than the Class 2A-1 Notes and Class B-1 Notes), one-month LIBOR plus the applicable certificate margin with respect to such class of notes or (ii) with respect to the Class 2A-1 Notes and Class B-1 Notes, the related fixed pass-through rate.

Interest Remittance Amount:
For any payment date and loan group, will equal (A) the sum of (i) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related collection period, the interest portion of Payaheads previously received and intended for application in the related collection period and the interest portion of all prepayments received on the mortgage loans in the related loan group during the related Prepayment Period, less (x) the Expense Fee with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicer or the indenture trustee with respect to such mortgage loans, to the extent allocable to interest, (ii) all Compensating Interest paid by the servicer with respect to such mortgage loans and the related payment date, (iii) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that payment date allocable to interest, (iv) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to such mortgage loans during the related collection period, to the extent allocable to interest and (v) any amounts withdrawn from the capitalized interest account to pay interest on the related securities for such payment date minus (B) any portion of any Net Swap Payments allocable to the related loan group and owed to the Swap Provider or any portion of any Swap Termination Payments allocable to the related loan group and not due to a Swap Provider Trigger Event owed to the Swap Provider.

Principal Remittance Amount:
For any payment date will be equal to (A) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related collection period (less unreimbursed Advances, servicing advances and other amounts due to the servicer and the trustee with respect to such mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related collection period, (ii) all principal prepayments on such mortgage loans received during the related Prepayment Period, (iii) the outstanding principal balance of each mortgage loan in the related loan group repurchased during the calendar month immediately preceding that payment date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans in the related loan group during the calendar month immediately preceding that payment date allocable to principal, (v) all related net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related collection period, to the extent allocable to principal, (vi) amounts withdrawn from the Reserve Account to cover Realized Losses on such mortgage loans incurred during the related collection period and (vii) with respect to the June 2007 payment date, the amount, if any, remaining in the related pre-funding account at the end of the pre-funding period minus (B) any portion of any Net Swap Payments allocable to the related loan group and owed to the Swap Provider or any portion of any Swap Termination Payments allocable to the related loan group and not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from the related Interest Remittance Amount for such payment date and to the extent remaining upaid from any prior payment dates.

Excess Cashflow Loss Payment: Overcollateralization Release Amount:
With respect to each loan group, an amount equal to the lesser of (i) the Monthly Excess Cashflow derived from such loan group for such payment date and (ii) the aggregate realized losses on the mortgage loans in such loan group incurred during the related collection period, to the extent not covered by amounts received under the Interest Rate Cap Agreement and the Swap Agreement, such amount to be added to the Principal Payment Amount.

For any payment date will be equal to the lesser of (x) the Principal Remittance Amount for such payment date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of (a) the Principal Remittance Amount and (b) the Excess Cashflow Loss Payment for such date, is applied on such date in reduction of the aggregate of the Class Principal Balances of the securities (to an amount not less than zero), exceeds (ii) the Targeted Overcollateralization Amount for such date.

Principal Payment Amount:	For any payment date, will be equal to the aggregate Principal Remittance Amount for loan group 1 and loan group 2, minus the Overcollateralization Release Amount, if any, for such date.

Credit Enhancement:	1. Excess cashflow. 2. Payments received under the Interest Rate Cap Agreement (if any). 3. Net Swap Payments received from the Swap Provider (if any).
4. Overcollateralization.
5. Subordination (see table below).

Class (Aggregated)	Expected Initial Credit Enhancement(1)	Expected Initial Target Credit Enhancement(1)	Expected Final Target Credit Enhancement(2)
A(3)	30.75%	30.75%	61.50%
M-1	25.25%	25.25%	50.50%
M-2	20.00%	20.00%	40.00%
M-3	17.60%	17.60%	35.20%
M-4	15.40%	15.40%	30.80%
M-5	13.65%	13.65%	27.30%
M-6	11.90%	11.90%	23.80%
M-7	10.40%	10.40%	20.80%
M-8	8.95%	8.95%	17.90%
M-9	7.50%	7.50%	15.00%
B-1	4.35%	4.35%	8.70%

(1) Prior to stepdown date, based on the Aggregate Collateral Balance as of the cut-off date.

(2) On or after stepdown date, based on the Aggregate Collateral Balance as of the related payment date.

(3) Class A includes the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R Certificates.

Required Overcollateralization Amount:
For any payment date prior to the Stepdown Date, the sum of (i) [4.35]% of the Aggregate Collateral Balance as of the cut-off date and (ii) the total amount by which the aggregate Class Principal Balance of the Class B-1 Notes and Class M-9 Notes has been reduced by any payments from Monthly Excess Cashflow pursuant to Section IV, subclauses (24) and (25) under “Distributions to Security Holders” (page 12) on any prior payment dates; with respect to any payment date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) the sum of (i) [8.70]% of the Aggregate Collateral Balance for such payment date and (ii) the product of (A) the Aggregate Collateral Balance for such payment date and (B) the product of (x) a fraction, the numerator of which is the total amount by which the aggregate Class Principal Balance of the Class B-1 Notes and Class M-9 Notes has been reduced prior to such payment date and the denominator of which is the Aggregate Collateral Balance as of the cut-off date and (y) 2 and (b) 0.50% of the Aggregate Collateral Balance as of the cut-off date; with respect to any payment date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the payment date immediately preceding such payment date plus the product of (A) the Aggregate Collateral Balance as of such preceding payment date and (B) the product of (x) a fraction, the numerator of which is the amount by which the aggregate Class Principal Balance of the Class B-1 Notes and Class M-9 Notes has been reduced on such preceding payment date and the denominator of which is the Aggregate Collateral Balance as of the cut-off date and (y) 2.

Senior Enhancement Percentage:
With respect to any payment date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes and (ii) the overcollateralization amount, in each case after giving effect to payments on such payment date, by (y) the Aggregate Collateral Balance for such payment date.

Stepdown Date:
The earlier to occur of (1) the first payment date following the payment date on which the aggregate Class Principal Balance of the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R Certificates is reduced to zero and (2) the later to occur of (i) the payment date in March 2010 and (ii) the first payment date on which the Senior Enhancement Percentage (calculated for this purpose before giving effect to payments on the Class M Notes and Class B-1 Notes on such payment date and for purposes of calculating the Overcollateralization Amount only, after giving effect to the principal payments from the Principal Remittance Amount and any Excess Cashflow Loss Payment) is greater than or equal to 61.50%.

Trigger Event:
A Trigger Event will be in effect for any payment date if (a) the Delinquency Rates for each of the three (or one and two, in the case of the first and second payment dates, respectively) immediately preceding months equals or exceeds [13.00]% of the Senior Enhancement Percentage for such payment date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Aggregate Collateral Balance as of the cut-off date as specified below:

SUBJECT TO FINAL RATING AGENCY APPROVALS

Payment Date                                   Percentage of Aggregate Collateral Balance
March 2007 - February 2010         N/A
March 2011 - February 2012         [5.85%] for the first month, plus an additional 1/12th of [2.40%] for each month thereafter.
March 2012 - February 2013         [8.25%] for the first month, plus an additional 1/12th of [1.25%] for each month thereafter.
March 2013 - February 2014         [9.50%] for the first month, plus an additional 1/12th of [0.50%] for each month thereafter.
March 2014 and thereafter             [10.00%]

Deferred Amount:
For the Class M Notes and Class B-1 Notes and any payment date, will equal the amount by which (x) the aggregate of the unpaid realized loss amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Class Principal Balance due to the receipt of net recoveries on previously charged off mortgage loans.

Registration:
The Offered Securities (other than the Class 2A-R Certificates) will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear. The Class 2A-R Certificates will be issued in definitive form.

Source for Calculation of One-Month LIBOR:	Telerate Page 3750.

Group Allocation Amount:
For any payment date and loan group on or after the Stepdown Date, the product of (a) the amount of principal payable from the Principal Payment Amount to the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R Certificates in accordance with the Target Credit Enhancement percentage for such securities for that payment date and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount for both loan groups, in each case for that payment date (as described in the prospectus supplement).

Credit Support Depletion Date:
The first payment date on which the sum of (1) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes has been or will be reduced to zero and (2) the overcollateralization amount equals zero.

Distributions to Security Holders:	I. The Interest Remittance Amount will be distributed on each payment date as follows:

1. to the Class 2X-S Certificates, the aggregate excess servicing fee for such payment date;

2.  concurrently, to the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R and Class 2P Certificates, Accrued Interest and any Interest Carry Forward Amounts for such classes, pro rata; provided that (a) the Class 1A-1 Notes receive interest from the Interest Remittance Amount of the group 1 mortgage loans before any interest is allocated to such classes from the Interest Remittance Amount for loan group 2 and (b) interest amounts distributed to the Class 2A-1, Class 2A-2 and Class 2A-3 Notes and the Class 2A-R Certificates and Class 2P Certificates are allocated from the Interest Remittance Amount for loan group 2 prior to amounts being paid to such classes from the Interest Remittance Amount for loan group 1;

3.  to the Class M-1 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

4.  to the Class M-2 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

5.  to the Class M-3 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

6.  to the Class M-4 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

7.  to the Class M-5 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

8.  to the Class M-6 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

9.  to the Class M-7 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

10.  to the Class M-8 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

11.  to the Class M-9 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class;

12.  to the Class B-1 Notes, first from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, Accrued Interest and any Interest Carry Forward Amount for such class; and

13. for application as part of Monthly Excess Cashflow for such payment date.

II. Before the Stepdown Date, or during a Trigger Event, the Principal Payment Amount will be allocated in the following priority:

1.  commencing on the payment date in June 2012 or thereafter, from the Principal Remittance Amount for loan group 2, to the Class 2P Certificates until the Class Principal Balance of such class has been reduced to zero;

2.  from the component of the Principal Remittance Amount derived from loan group 1 and the component of the Principal Remittance Amount representing payments under the Interest Rate Cap Agreement and the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, sequentially, first to (x) the Class 1A-1 Notes, and then to (y)(i) on each payment date prior to the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each payment date on or after the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero;

3.  from the component of the Principal Remittance Amount derived from loan group 2 and the component of the Principal Remittance Amount representing payments under the Interest Rate Cap Agreement and Swap Agreement to cover Realized Losses on the group 2 mortgage loans, sequentially, first to (x)(i) on each payment date prior to the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each payment date on or after the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero, and then second to (y) the Class 1A-1 Notes until the Class Principal Balance thereof has been reduced to zero;

4. to the Class M-1 Notes until the Class Principal Balance of such class has been reduced to zero;
5. to the Class M-2 Notes until the Class Principal Balance of such class has been reduced to zero;
6. to the Class M-3 Notes until the Class Principal Balance of such class has been reduced to zero;
7. to the Class M-4 Notes until the Class Principal Balance of such class has been reduced to zero;

8.  to the Class M-5 Notes until the Class Principal Balance of such class has been reduced to zero;

9.  to the Class M-6 Notes until the Class Principal Balance of such class has been reduced to zero;

10.  to the Class M-7 Notes until the Class Principal Balance of such class has been reduced to zero;

11.  to the Class M-8 Notes until the Class Principal Balance of such class has been reduced to zero;

12.  to the Class M-9 Notes until the Class Principal Balance of such class has been reduced to zero;

13. to the Class B-1 Notes until the Class Principal Balance of such class has been reduced to zero; and
14. for application as part of Monthly Excess Cashflow for such payment date.

III. On and after the Stepdown Date and assuming no Trigger Event is in effect, the Principal Payment Amount will be allocated in the following priority:

1.  commencing on the payment date in June 2012 or thereafter, from the Principal Remittance Amount for loan group 2, to the Class 2P Certificates until the Class Principal Balance of such class has been reduced to zero;

2.  from the component of the Principal Remittance Amount derived from loan group 1 and the component of the Principal Remittance Amount representing payments under the Interest Rate Cap Agreement and the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, the Group 1 Allocation Amount, sequentially, first to (x) the Class 1A-1 Notes, and then to (y)(i) on each payment date prior to the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each payment date on or after the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero;

3.  from the component of the Principal Remittance Amount derived from loan group 2 and the component of the Principal Remittance Amount representing payments under the Interest Rate Cap Agreement and the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, the Group 2 Allocation Amount, sequentially, first to (x)(i) on each payment date prior to the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each payment date on or after the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero and then to (y) the Class 1A-1 Notes until the Class Principal Balance thereof has been reduced to zero;

4. to the Class M-1 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-1 Notes, until the Class Principal Balance of such class has been reduced to zero;

5.  to the Class M-2 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-2 Notes, until the Class Principal Balance of such class has been reduced to zero;

6.  to the Class M-3 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-3 Notes, until the Class Principal Balance of such class has been reduced to zero;

7.  to the Class M-4 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-4 Notes, until the Class Principal Balance of such class has been reduced to zero;

8. to the Class M-5 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-5 Notes, until the Class Principal Balance of such class has been reduced to zero;
9. to the Class M-6 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-6 Notes, until the Class Principal Balance of such class has been reduced to zero;
10. to the Class M-7 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-7 Notes, until the Class Principal Balance of such class has been reduced to zero;
11. to the Class M-8 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-8 Notes, until the Class Principal Balance of such class has been reduced to zero;
12. to the Class M-9 Notes, in accordance with the Target Credit Enhancement percentage for the Class M-9 Notes, until the Class Principal Balance of such class has been reduced to zero;
13. to the Class B-1 Notes, in accordance with the Target Credit Enhancement percentage for the Class B-1 Notes, until the Class Principal Balance of such class has been reduced to zero; and
14. for application as part of Monthly Excess Cashflow for such payment date.
IV. Any amount distributed pursuant to subclause (13) in clause I and subclause (14) in clauses II and III above shall be distributed to the securities in the following order of priority:

1.  an amount equal to the related Excess Cashflow Loss Payment for such loan group for such payment date to be distributed in the same manner as the Principal Payment Amount as set forth above in clauses II and III;

2.  a)Until the aggregate Class Principal Balance of the securities equals the Aggregate Collateral Balance for such Payment date minus the required overcollateralization amount for such date, on each payment date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of remaining Monthly Excess Interest for such Payment date, to the securities, in the following order of priority:

(i)  to the extent of the Monthly Excess Cashflow derived from loan group 1, the Group 1 Excess Interest Amount, sequentially, first to (x) the Class 1A-1 Notes, until the Class Principal Balance thereof has been reduced to zero and then to (y)(i) on each payment date prior to the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each payment date on or after the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero; and

(ii)  to the extent of the Monthly Excess Cashflow derived from loan group 2, the Group 2 Excess Interest Amount, sequentially, first to (x)(i) on each payment date prior to the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero and (ii) on each payment date on or after the Credit Support Depletion Date, the Class 2A-R Certificates and the Class 2A-1, Class 2A-2 and Class 2A-3 Notes, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero;, and then to (y) the Class 1A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

(iii)  any remaining Monthly Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9. Class B-1 Notes, in that order, in each case, until the Class Principal Balance thereof has been reduced to zero;

b)  On or after the Stepdown Date, provided no Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause III above;

3. to the Class M-1 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;
4. to the Class M-2 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;
5. to the Class M-3 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

6.  to the Class M-4 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

7.  to the Class M-5 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

8.  to the Class M-6 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

9.  to the Class M-7 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

10. to the Class M-8 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;
11. to the Class M-9 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;
12. to the Class B-1 Notes, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

13.  to the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes, pro rata based on amounts due, any applicable Basis Risk Shortfall for each such class, to the extent not paid from amounts on deposit in the Reserve Account;

14. to the Class M-1 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;
15. to the Class M-2 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;
16. to the Class M-3 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

17.  to the Class M-4 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

18.  to the Class M-5 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

19.  to the Class M-6 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

20.  to the Class M-7 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

21.  to the Class M-8 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

22. to the Class M-9 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;
23. to the Class B-1 Notes, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

24.  with respect to any payment date on and after the second payment date, to the Class B-1 Notes until the Class Principal Balance of such class has been reduced to zero;

25.  with respect to any payment date on and after the second payment date, to the Class M-9 Notes until the Class Principal Balance of such class has been reduced to zero;

26. to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

27.  to the Class 2X-1 Certificates, the amount distributable thereon pursuant to the indenture; and

28.  to the Class 2A-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class 2A-R Certificates under this clause (28).

Additional Information:
Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the seller at http://www.credit-suisse.hemt.static-pool.com.

Interest Rate Cap Agreement:
Under the Interest Rate Cap Agreement, Credit Suisse International, as cap counterparty will agree to make payments on each Cap Payment Date equal to the product of (i) a fraction, the numerator of which is the actual number of days elapsed since the immediately preceding Cap Payment Date (or, in the case of the first Cap Payment Date, the closing date) through, but not including, the current Cap Payment Date, subject to the “Modified Following” Business Day Convention (within the meaning of the 2000 ISDA Definitions), and the denominator of which is 360, (ii) a notional amount (as set forth on the following page for such payment date) and (iii) the percentage equal to the difference between (1)  the Index Rate for such period and (2) the Strike Rate for such period; provided, that if the Index Rate is less than or equal to the Strike Rate for such period, then the payment amount due under the Interest Rate Cap Agreement will be zero. Generally, the “Index Rate” will be the rate for one-month deposits in U.S. Dollars which appear on the Telerate Page 3750 two London banking days prior to the first day of the related accrual period for the interest rate cap agreement or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market. The “Cap Payment Date” with respect to each payment date is the business day immediately preceding the 25th day of the related month, beginning in March 2007, to and including the termination date.

Unless terminated earlier, the Interest Rate Cap Agreement will terminate on the date specified in the prospectus supplement. Both the trustee and the Cap Counterparty will have the right to terminate the Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with each Interest Rate Cap Agreement, including, without limitation, the related ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder.

Cap Agreement Notional Amount and Strike Rate

Period	Payment Date	Notional ($)	Strike Rate (%)	Period	Payment Date	Notional ($)	Strike Rate (%)
1	25-Mar-07	-		31	25-Sep-09	67,627,898	5.450
2	25-Apr-07	40,173	5.450	32	25-Oct-09	67,581,029	5.450
3	25-May-07	117,171	5.450	33	25-Nov-09	67,216,125	5.450
4	25-Jun-07	1,382,621	5.450	34	25-Dec-09	67,728,330	5.450
5	25-Jul-07	4,864,281	5.450	35	25-Jan-10	68,474,879	5.450
6	25-Aug-07	8,463,112	5.450	36	25-Feb-10	68,113,322	5.450
7	25-Sep-07	9,296,702	5.450	37	25-Mar-10	67,581,029	5.450
8	25-Oct-07	10,823,276	5.450	38	25-Apr-10	105,906,071	5.450
9	25-Nov-07	15,456,562	5.450	39	25-May-10	102,400,977	5.450
10	25-Dec-07	19,313,170	5.450	40	25-Jun-10	99,006,359	5.450
11	25-Jan-08	25,513,203	5.450	41	25-Jul-10	95,732,259	5.450
12	25-Feb-08	33,614,758	5.450	42	25-Aug-10	92,561,940	5.450
13	25-Mar-08	38,853,987	5.450	43	25-Sep-10	89,495,401	5.450
14	25-Apr-08	44,407,904	5.450	44	25-Oct-10	86,529,294	5.450
15	25-May-08	49,171,752	5.450	45	25-Nov-10	83,663,620	5.450
16	25-Jun-08	51,220,575	5.450	46	25-Dec-10	80,888,336	5.450
17	25-Jul-08	52,904,493	5.450	47	25-Jan-11	78,206,788	5.450
18	25-Aug-08	52,804,061	5.450	48	25-Feb-11	75,615,629	5.450
19	25-Sep-08	52,763,888	5.450	49	25-Mar-11	73,108,165	5.450
20	25-Oct-08	53,108,706	5.450	50	25-Apr-11	70,681,046	5.450
21	25-Nov-08	54,775,886	5.450	51	25-May-11	68,337,621	5.450
22	25-Dec-08	57,152,788	5.450	52	25-Jun-11	66,071,194	5.450
23	25-Jan-09	61,407,778	5.450	53	25-Jul-11	63,878,418	5.450
24	25-Feb-09	63,724,421	5.450	54	25-Aug-11	61,755,944	5.450
25	25-Mar-09	65,107,042	5.450	55	25-Sep-11	59,707,121	5.450
26	25-Apr-09	66,248,625	5.450	56	25-Oct-11	57,721,906	5.450
27	25-May-09	67,279,732	5.450	57	25-Nov-11	55,803,645	5.450
28	25-Jun-09	68,769,481	5.450	58	25-Dec-11	53,948,991	5.450
29	25-Jul-09	68,029,628	5.450	59	25-Jan-12	52,157,945	5.450
30	25-Aug-09	68,511,704	5.450	60	25-Feb-12	50,420,463	5.450

Interest Rate Cap Agreement Payments:
Amounts paid under the Interest Rate Cap Agreement will be deposited in a reserve account (the “Reserve Account”). Amounts paid under the Interest Rate Cap Agreement and on deposit in the Reserve Account will be available on any payment date to pay the following amounts (prior to giving effect to amounts paid under the Swap Agreement or payments made pursuant to Section IV under “—Distributions to Security Holders” (page 11) for such payment date):

1.  To pay the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes, on a pro rata basis, Accrued Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such payment date;

2.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes, in that order, Accrued Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such payment date;

3.  To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related collection period, prior to giving effect to amounts available to be paid in respect of such amounts as described in Section IV under “—Distributions to Security Holders” (page 11) on such payment date;

4.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes, in that order, any Deferred Amount, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder in Section IV under “—Distributions to Security Holders” (page 11) on such payment date; and

5.  To pay sequentially, (i) the Class 1A-1, Class 2A-2 and Class 2A-3 Notes, on a pro-rata basis, and (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes, in that order, any applicable Basis Risk Shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder in Section IV under “—Distributions to Security Holders” (page 11) on such payment date.

Any amounts paid under the Interest Rate Cap Agreement to the indenture trustee not used to pay Accrued Interest and Interest Carryforward Amounts, to cover realized losses on the mortgage loans, to pay Deferred Amounts or related Basis Risk Shortfalls will remain on deposit in the Reserve Account and will be available on future payment dates to make the payments described in 1. through 5. above. On the payment date on which the aggregate principal balance of the Offered Securities is reduced to zero, any amounts remaining in the Reserve Account will be distributed to the Class 2X-1 Certificates.

Swap Agreement:
On or before the closing date, the indenture trustee will enter into a Swap Agreement with Credit Suisse International, as swap provider. Under the Swap Agreement and on each Swap Payment Date, (i) the tust will be obligated to pay to the Swap Provider an amount equal to the product of (x) a fixed rate equal to [5.450]% per annum, (y) the swap notional amount (based on the schedule described on the following page) for that Swap Payment Date and (z) a fraction, the numerator of which is 30 (or, for the first Swap Payment Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first payment date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to the product of (x) one-month LIBOR for the related calculation period (each as determined and defined pursuant to the Swap Agreement), (y) the swap notional amount (based on the schedule described on the following page) for that Swap Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). The “Swap Payment Date” with respect to each payment date is the business day immediately preceding the 25th day of the related month, beginning in March 2007, to and including the termination date. The first and last payment dates for the Swap Agreement will occur on the dates specified in the prospectus supplement.

Generally, the Net Swap Payment will be deposited into the Reserve Account by the indenture trustee pursuant to the indenture and amounts on deposit in the Reserve Account will be distributed in accordance with the terms set forth in the indenture and as described in “Swap Agreement” below.

Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to holders of the securities.

Swap Agreement Notional Amount and Fixed Payer Rate

Period	Payment Date	Notional ($)	Fixed Payer Rate (%)	Period	Payment Date	Notional ($)	Fixed Payer Rate (%)
1	25-Mar-07	166,170,000	5.450	31	25-Sep-09	62,014,410	5.450
2	25-Apr-07	165,260,826	5.450	32	25-Oct-09	57,919,256	5.450
3	25-May-07	164,261,618	5.450	33	25-Nov-09	54,260,381	5.450
4	25-Jun-07	163,059,772	5.450	34	25-Dec-09	49,912,359	5.450
5	25-Jul-07	161,398,152	5.450	35	25-Jan-10	45,472,050	5.450
6	25-Aug-07	159,648,203	5.450	36	25-Feb-10	42,188,370	5.450
7	25-Sep-07	158,303,254	5.450	37	25-Mar-10	39,185,053	5.450
8	25-Oct-07	156,802,841	5.450	38	25-Apr-10	-	5.450
9	25-Nov-07	154,790,377	5.450	39	25-May-10	-	5.450
10	25-Dec-07	152,952,454	5.450	40	25-Jun-10	-	5.450
11	25-Jan-08	150,778,008	5.450	41	25-Jul-10	-	5.450
12	25-Feb-08	148,362,287	5.450	42	25-Aug-10	-	5.450
13	25-Mar-08	146,377,964	5.450	43	25-Sep-10	-	5.450
14	25-Apr-08	144,398,728	5.450	44	25-Oct-10	-	5.450
15	25-May-08	142,590,099	5.450	45	25-Nov-10	-	5.450
16	25-Jun-08	141,210,747	5.450	46	25-Dec-10	-	5.450
17	25-Jul-08	139,898,185	5.450	47	25-Jan-11	-	5.450
18	25-Aug-08	138,899,688	5.450	48	25-Feb-11	-	5.450
19	25-Sep-08	135,305,153	5.450	49	25-Mar-11	-	5.450
20	25-Oct-08	128,609,653	5.450	50	25-Apr-11	-	5.450
21	25-Nov-08	120,775,918	5.450	51	25-May-11	-	5.450
22	25-Dec-08	112,406,543	5.450	52	25-Jun-11	-	5.450
23	25-Jan-09	102,329,815	5.450	53	25-Jul-11	-	5.450
24	25-Feb-09	94,362,170	5.450	54	25-Aug-11	-	5.450
25	25-Mar-09	87,499,283	5.450	55	25-Sep-11	-	5.450
26	25-Apr-09	81,038,125	5.450	56	25-Oct-11	-	5.450
27	25-May-09	80,217,305	5.450	57	25-Nov-11	-	5.450
28	25-Jun-09	74,148,700	5.450	58	25-Dec-11	-	5.450
29	25-Jul-09	70,303,012	5.450	59	25-Jan-12	-	5.450
30	25-Aug-09	65,455,760	5.450	60	25-Feb-12	-	5.450

Swap Payments:

Funds payable under the Swap Agreement (i.e., Swap Payment from either the trust or the Swap Provider) will be deposited into the Reserve Account.

Funds payable to the Swap Provider under the Swap Agreement will be distributed from any available funds prior to distributions on the Offered Securities (as described herein under “Distributions to Security Holders” (page 8) on each Swap Payment Date in the following order of priority:

1.  To the Swap Provider, any Net Swap Payment owed for such Swap Payment Date; and
2.  To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.
On any Swap Payment Date, any Net Swap Payments or Swap Termination Payments owed to the Swap Provider shall be paid from the Interest Remittance Amount for loan group 1 and loan group 2, pro rata, based on the Aggregate Loan Group Collateral Balance for each loan group on such Swap Payment Date. To the extent any Net Swap Payments or Swap Termination Payments owed to the Swap Provider remain unpaid after taking into account payments from the related Interest Remittance Amounts, such amounts shall be paid first from the Principal Remittance Amount for loan group 2, and then from the Principal Remittance Amount for loan group 1, in each case, without regard to subclauses (vi) and (B) of that definition.

Net Swap Payments in the Reserve Account that are payable to the trust will be distributed on each payment date in the following order of priority (in each case, after giving effect to any amounts paid under the Interest Rate Cap Agreement and on deposit in the Reserve Account):

1.  To pay the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes, on a pro rata basis, Accrued Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such payment date;
2.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes, in that order, Accrued Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such payment date;
3.  To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related collection period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 11) on such payment date;
4.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes, in that order, any Deferred Amount, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 11) on such payment date; and
5.  To pay sequentially, (i) the Class 1A-1, Class 2A-2 and Class 2A-3 Notes, on a pro-rata basis, and (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Notes, in that order, any applicable Basis Risk Shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 11) on such payment date.

Any amounts paid under the Swap Agreement to the trust not used to pay Accrued Interest and Interest Carryforward Amounts, to cover realized losses on the mortgage loans, to pay Deferred Amounts or related Basis Risk Shortfalls will remain on deposit in the Reserve Account and will be available on future payment dates to make the payments described in 1. through 5. above. On the payment date on which the aggregate principal balance of the Offered Securities is reduced to zero, any amounts remaining in the Reserve Account will be distributed to the Class 2X-1 Certificates.

Swap Provider Downgrade Provisions:
If the credit ratings of the Swap Provider, to the extent the relevant Rating Agency is rating the applicable securities, are downgraded to a rating level at or below “BB+” by S&P (or S&P withdraws its rating), at or below “Baa1” by Moody’s, at or below “P-3” by Moody’s (or such rating is withdrawn), then the Swap Provider must seek to replace itself with a substitute swap provider and may in certain circumstances be required to post collateral while such swap provider is being found, or in certain circumstances obtain an eligible guarantee of the Swap Provider’s obligations under the Swap Agreement.

Bond Summary
(Assumes no losses, 1-month LIBOR at 5.32%, priced at par and the business day convention is ignored).

To Call:	Class 1A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	3.29	2.08	1.21	0.76	0.53
	First Pay	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Pay	Aug-18	Aug-14	Dec-09	Nov-08	Apr-08
	Class 2A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	1.93	1.25	0.92	0.59	0.42
	First Pay	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Pay	Jun-12	Nov-09	Feb-09	May-08	Jan-08
	Class 2A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	6.77	3.87	2.17	1.34	0.91
	First Pay	Jun-12	Nov-09	Feb-09	May-08	Jan-08
	Last Pay	Oct-15	Oct-12	Jul-09	Aug-08	Feb-08
	Class 2A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	10.79	7.03	2.59	1.58	1.06
	First Pay	Oct-15	Oct-12	Jul-09	Aug-08	Feb-08
	Last Pay	Aug-18	Aug-14	Dec-09	Nov-08	Apr-08
	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.30	5.35	3.01	1.91
	First Pay	Oct-10	Dec-10	Dec-09	Nov-08	Apr-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.14	4.75	2.93	1.90
	First Pay	Oct-10	Sep-10	Mar-11	Sep-09	Oct-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.08	4.33	2.65	1.72
	First Pay	Oct-10	Jul-10	Dec-10	Jul-09	Sep-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.06	4.19	2.55	1.66
	First Pay	Oct-10	Jun-10	Sep-10	May-09	Aug-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.04	4.09	2.49	1.63
	First Pay	Oct-10	Jun-10	Aug-10	Apr-09	Jul-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.03	4.03	2.45	1.59
	First Pay	Oct-10	May-10	Jun-10	Mar-09	Jul-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.02	3.98	2.42	1.58
	First Pay	Oct-10	May-10	May-10	Mar-09	Jun-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	ClassM-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	7.55	5.01	3.94	2.38	1.55
	First Pay	Oct-10	Apr-10	May-10	Feb-09	Jun-08
	Last Pay	Aug-18	Aug-14	Jul-12	May-10	Mar-09
	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	0.86	0.89	0.93	1.05	1.16
	First Pay	Nov-07	Nov-07	Nov-07	Dec-07	Feb-08
	Last Pay	Mar-08	Mar-08	Apr-08	Jun-08	May-08
	Class B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	0.40	0.40	0.41	0.43	0.46
	First Pay	Apr-07	Apr-07	Apr-07	Apr-07	Apr-07
	Last Pay	Nov-07	Nov-07	Nov-07	Dec-07	Feb-08

To Maturity:	Class 1A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	3.48	2.24	1.21	0.76	0.53
	First Pay	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Pay	Aug-24	Sep-23	Dec-09	Nov-08	Apr-08
	Class 2A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	1.93	1.25	0.92	0.59	0.42
	First Pay	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Pay	Jun-12	Nov-09	Feb-09	May-08	Jan-08
	Class 2A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	6.77	3.87	2.17	1.34	0.91
	First Pay	Jun-12	Nov-09	Feb-09	May-08	Jan-08
	Last Pay	Oct-15	Oct-12	Jul-09	Aug-08	Feb-08
	Class 2A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	12.75	8.68	2.59	1.58	1.06
	First Pay	Oct-15	Oct-12	Jul-09	Aug-08	Feb-08
	Last Pay	Dec-25	Oct-23	Dec-09	Nov-08	Apr-08
	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.24	5.88	7.26	4.13	2.63
	First Pay	Oct-10	Dec-10	Dec-09	Nov-08	Apr-08
	Last Pay	Jun-25	May-22	Apr-19	May-14	Sep-11
	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.23	5.71	5.16	3.17	2.05
	First Pay	Oct-10	Sep-10	Mar-11	Sep-09	Oct-08
	Last Pay	Mar-25	Oct-21	Oct-17	Jun-13	Feb-11
	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.22	5.63	4.73	2.88	1.87
	First Pay	Oct-10	Jul-10	Dec-10	Jul-09	Sep-08
	Last Pay	Dec-24	Feb-21	Apr-17	Feb-13	Dec-10
	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.22	5.60	4.58	2.78	1.81
	First Pay	Oct-10	Jun-10	Sep-10	May-09	Aug-08
	Last Pay	Sep-24	Sep-20	Dec-16	Dec-12	Nov-10
	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.22	5.56	4.47	2.71	1.77
	First Pay	Oct-10	Jun-10	Aug-10	Apr-09	Jul-08
	Last Pay	Sep-24	Apr-20	Sep-16	Oct-12	Sep-10
	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.22	5.54	4.40	2.66	1.73
	First Pay	Oct-10	May-10	Jun-10	Mar-09	Jul-08
	Last Pay	Sep-24	Dec-19	May-16	Aug-12	Aug-10
	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.22	5.51	4.33	2.63	1.72
	First Pay	Oct-10	May-10	May-10	Mar-09	Jun-08
	Last Pay	Aug-24	Jul-19	Feb-16	Jun-12	Jul-10
	ClassM-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	8.22	5.48	4.28	2.58	1.68
	First Pay	Oct-10	Apr-10	May-10	Feb-09	Jun-08
	Last Pay	Aug-24	Feb-19	Oct-15	Apr-12	Jun-10
	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	0.86	0.89	0.93	1.05	1.16
	First Pay	Nov-07	Nov-07	Nov-07	Dec-07	Feb-08
	Last Pay	Mar-08	Mar-08	Apr-08	Jun-08	May-08
	Class B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life (Years)	0.40	0.40	0.41	0.43	0.46
	First Pay	Apr-07	Apr-07	Apr-07	Apr-07	Apr-07
	Last Pay	Nov-07	Nov-07	Nov-07	Dec-07	Feb-08

Net Funds Cap - Group 1
(Assumes no losses, adjusted for the related portion of the Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.32%, 100% PPC, business day convention ignored, act/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	20.20%	41	10.78%	81	10.43%
2	10.43%	42	10.43%	82	10.78%
3	10.78%	43	10.43%	83	10.43%
4	10.43%	44	10.78%	84	10.43%
5	10.78%	45	10.43%	85	11.55%
6	10.43%	46	10.78%	86	10.43%
7	10.43%	47	10.43%	87	10.78%
8	10.78%	48	10.43%	88	10.43%
9	10.43%	49	11.55%	89	10.78%
10	10.78%	50	10.43%	90	10.43%
11	10.43%	51	10.78%	91	10.43%
12	10.43%	52	10.43%	92	10.78%
13	11.15%	53	10.78%	93	10.43%
14	10.43%	54	10.43%	94	10.78%
15	10.78%	55	10.43%	95	10.43%
16	10.43%	56	10.78%	96	10.43%
17	10.78%	57	10.43%	97	11.55%
18	10.43%	58	10.78%	98	10.43%
19	10.43%	59	10.43%	99	10.78%
20	10.78%	60	10.43%	100	10.43%
21	10.43%	61	11.15%	101	10.78%
22	10.78%	62	10.43%	102	10.43%
23	10.43%	63	10.78%	103	10.43%
24	10.43%	64	10.43%	104	10.78%
25	11.55%	65	10.78%	105	10.43%
26	10.43%	66	10.43%	106	10.78%
27	10.78%	67	10.43%	107	10.43%
28	10.43%	68	10.78%	108	10.43%
29	10.78%	69	10.43%	109	11.15%
30	10.43%	70	10.78%	110	10.43%
31	10.43%	71	10.43%	111	10.78%
32	10.78%	72	10.43%	112	10.43%
33	10.43%	73	11.55%	113	10.78%
34	10.78%	74	10.43%	114	10.43%
35	10.43%	75	10.78%	115	10.43%
36	10.43%	76	10.43%	116	10.78%
37	11.55%	77	10.78%	117	10.43%
38	10.43%	78	10.43%	118	10.78%
39	10.78%	79	10.43%	119	10.43%
40	10.43%	80	10.78%	120	10.43%

Net Funds Cap - Group 2
(Assumes no losses, adjusted for the related portion of the Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.32%, 100% PPC, business day convention ignored, act/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	20.56%	41	10.97%	81	10.62%
2	10.61%	42	10.62%	82	10.97%
3	10.96%	43	10.62%	83	10.62%
4	10.61%	44	10.97%	84	10.62%
5	10.97%	45	10.62%	85	11.75%
6	10.61%	46	10.97%	86	10.62%
7	10.61%	47	10.62%	87	10.97%
8	10.97%	48	10.62%	88	10.62%
9	10.61%	49	11.75%	89	10.97%
10	10.97%	50	10.62%	90	10.62%
11	10.61%	51	10.97%	91	10.62%
12	10.62%	52	10.62%	92	10.97%
13	11.35%	53	10.97%	93	10.62%
14	10.62%	54	10.62%	94	10.97%
15	10.97%	55	10.62%	95	10.62%
16	10.62%	56	10.97%	96	10.62%
17	10.97%	57	10.62%	97	11.75%
18	10.62%	58	10.97%	98	10.62%
19	10.62%	59	10.62%	99	10.97%
20	10.97%	60	10.62%	100	10.62%
21	10.62%	61	11.35%	101	10.97%
22	10.97%	62	10.62%	102	10.62%
23	10.62%	63	10.97%	103	10.62%
24	10.62%	64	10.62%	104	10.97%
25	11.75%	65	10.97%	105	10.62%
26	10.62%	66	10.62%	106	10.97%
27	10.97%	67	10.62%	107	10.62%
28	10.62%	68	10.97%	108	10.62%
29	10.97%	69	10.62%	109	11.35%
30	10.62%	70	10.97%	110	10.62%
31	10.62%	71	10.62%	111	10.97%
32	10.97%	72	10.62%	112	10.62%
33	10.62%	73	11.75%	113	10.97%
34	10.97%	74	10.62%	114	10.62%
35	10.62%	75	10.97%	115	10.62%
36	10.62%	76	10.62%	116	10.97%
37	11.75%	77	10.97%	117	10.62%
38	10.62%	78	10.62%	118	10.97%
39	10.97%	79	10.62%	119	10.62%
40	10.62%	80	10.97%	120	10.62%

Net Funds Cap - Subordinate
(Assumes no losses, adjusted for the Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.32%, 100% PPC, business day convention ignored, act/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	20.49%	41	10.93%	81	10.58%
2	10.58%	42	10.58%	82	10.93%
3	10.93%	43	10.58%	83	10.58%
4	10.58%	44	10.93%	84	10.58%
5	10.93%	45	10.58%	85	11.72%
6	10.58%	46	10.93%	86	10.58%
7	10.58%	47	10.58%	87	10.94%
8	10.93%	48	10.58%	88	10.58%
9	10.58%	49	11.72%	89	10.94%
10	10.93%	50	10.58%	90	10.58%
11	10.58%	51	10.93%	91	10.58%
12	10.58%	52	10.58%	92	10.94%
13	11.31%	53	10.93%	93	10.58%
14	10.58%	54	10.58%	94	10.94%
15	10.93%	55	10.58%	95	10.58%
16	10.58%	56	10.93%	96	10.58%
17	10.93%	57	10.58%	97	11.72%
18	10.58%	58	10.93%	98	10.58%
19	10.58%	59	10.58%	99	10.94%
20	10.93%	60	10.58%	100	10.58%
21	10.58%	61	11.31%	101	10.94%
22	10.93%	62	10.58%	102	10.58%
23	10.58%	63	10.93%	103	10.58%
24	10.58%	64	10.58%	104	10.94%
25	11.71%	65	10.93%	105	10.58%
26	10.58%	66	10.58%	106	10.94%
27	10.93%	67	10.58%	107	10.58%
28	10.58%	68	10.93%	108	10.58%
29	10.93%	69	10.58%	109	11.31%
30	10.58%	70	10.93%	110	10.58%
31	10.58%	71	10.58%	111	10.94%
32	10.93%	72	10.58%	112	10.58%
33	10.58%	73	11.72%	113	10.94%
34	10.93%	74	10.58%	114	10.58%
35	10.58%	75	10.93%	115	10.58%
36	10.58%	76	10.58%	116	10.94%
37	11.72%	77	10.93%	117	10.58%
38	10.58%	78	10.58%	118	10.94%
39	10.93%	79	10.58%	119	10.58%
40	10.58%	80	10.93%	120	10.58%

Excess Spread
(Assumes no losses, no Basis Risk Shortfall payments, approximated forward 1-month LIBOR as shown below, 100% PPC and business day convention ignored)

Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread
1	5.32%	7.89%	41	4.89%	6.19%	81	5.14%	5.67%
2	5.32%	5.21%	42	4.90%	6.05%	82	5.14%	5.84%
3	5.35%	5.26%	43	4.92%	6.05%	83	5.14%	5.67%
4	5.34%	5.28%	44	4.93%	6.21%	84	5.15%	5.66%
5	5.33%	5.33%	45	4.94%	6.05%	85	5.15%	6.17%
6	5.28%	5.36%	46	4.95%	6.21%	86	5.16%	5.66%
7	5.26%	5.39%	47	4.96%	6.05%	87	5.16%	5.83%
8	5.22%	5.44%	48	4.97%	6.05%	88	5.17%	5.65%
9	5.18%	5.47%	49	4.98%	6.51%	89	5.17%	5.82%
10	5.13%	5.53%	50	4.99%	6.03%	90	5.18%	5.64%
11	5.06%	5.57%	51	4.99%	6.19%	91	5.18%	5.64%
12	5.02%	5.62%	52	5.00%	6.02%	92	5.19%	5.80%
13	4.99%	5.70%	53	5.00%	6.18%	93	5.19%	5.63%
14	4.96%	5.74%	54	5.01%	6.02%	94	5.20%	5.79%
15	4.93%	5.77%	55	5.01%	6.02%	95	5.20%	5.62%
16	4.91%	5.78%	56	5.02%	6.17%	96	5.21%	5.61%
17	4.89%	5.81%	57	5.03%	6.00%	97	5.22%	6.12%
18	4.87%	5.81%	58	5.03%	6.16%	98	5.22%	5.60%
19	4.85%	5.83%	59	5.04%	6.00%	99	5.23%	5.77%
20	4.83%	5.88%	60	5.04%	6.00%	100	5.23%	5.60%
21	4.82%	5.90%	61	5.05%	6.31%	101	5.24%	5.80%
22	4.81%	5.97%	62	5.05%	5.99%	102	5.25%	5.69%
23	4.80%	5.99%	63	5.06%	6.14%	103	5.25%	5.76%
24	4.79%	6.04%	64	5.06%	5.98%	104	5.26%	6.00%
25	4.78%	6.25%	65	5.07%	6.13%	105	5.26%	5.91%
26	4.77%	6.12%	66	5.07%	5.73%	106	5.27%	6.13%
27	4.77%	6.19%	67	5.08%	5.72%	107	5.28%	6.04%
28	4.77%	6.17%	68	5.08%	5.89%	108	5.28%	6.12%
29	4.77%	6.26%	69	5.09%	5.71%	109	5.29%	6.49%
30	4.77%	6.24%	70	5.09%	5.88%	110	5.29%	6.25%
31	4.77%	6.27%	71	5.10%	5.71%	111	5.30%	6.46%
32	4.78%	6.37%	72	5.10%	5.71%	112	5.30%	6.39%
33	4.79%	6.34%	73	5.10%	6.21%	113	5.30%	6.61%
34	4.80%	6.45%	74	5.11%	5.70%	114	5.31%	6.53%
35	4.80%	6.43%	75	5.11%	5.87%	115	5.31%	6.61%
36	4.82%	6.27%	76	5.12%	5.69%	116	5.31%	6.83%
37	4.83%	6.37%	77	5.12%	5.86%	117	5.32%	6.77%
38	4.84%	6.11%	78	5.12%	5.69%	118	5.32%	6.98%
39	4.86%	6.07%	79	5.13%	5.68%	119	5.32%	6.94%
40	4.87%	5.98%	80	5.13%	5.85%	120	5.32%	7.03%

Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, approximate Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every payment date, no stepdown, 6 month lag, interest does not accrue on Deferred Amounts and 100% servicer advances.

Class	Breakeven CDR	Collateral Cum Loss	Average Life (Years)
M-1	17.5%	32.3%	5.6
M-2	14.2%	27.4%	6.2
M-3	12.8%	25.2%	7.8
M-4	11.5%	23.1%	8.2
M-5	10.5%	21.4%	8.8
M-6	9.5%	19.7%	9.1
M-7	8.6%	18.1%	9.4
M-8	7.8%	16.6%	9.4
M-9	7.1%	15.3%	9.1
B-1	6.8%	14.7%	3.8

Statistical Collateral Summary - Aggregate Collateral

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 2/1/07 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies may represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

Total Number of Loans	4,935
Total Outstanding Loan Balance	$302,493,976	Min	Max
Average Balance	$61,296	$7,455	$385,899
Weighted Average Combined LTV	96.87%	27.20%	100.00%
Weighted Average Coupon	11.457%	6.000%	16.750%
Weighted Average DTI (Non-Zero)	40.87%
Weighted Average FICO	682
Weighted Average Age (Months)	4
% Prepayment Penalties	36.37%
% Balloons	67.96%
% Second Liens	100.00%

Scheduled Balance ($)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	734	14,041,999	4.64	5	677	94.89	11.726	63.05
25,000.01 - 50,000.00	1590	59,135,153	19.55	4	676	96.74	11.597	84.70
50,000.01 - 75,000.00	1145	70,315,564	23.25	4	679	97.12	11.549	89.41
75,000.01 - 100,000.00	785	68,596,818	22.68	4	681	97.21	11.299	93.29
100,000.01 - 125,000.00	357	39,938,308	13.20	4	686	97.50	11.305	94.19
125,000.01 - 150,000.00	190	26,125,678	8.64	5	686	97.37	11.441	92.57
150,000.01 - 175,000.00	74	12,060,306	3.99	4	705	97.49	11.601	88.93
175,000.01 - 200,000.00	43	8,064,233	2.67	4	698	94.92	11.460	97.57
200,000.01 - 225,000.00	7	1,472,699	0.49	5	710	95.03	10.875	100.00
225,000.01 - 250,000.00	7	1,707,691	0.56	5	688	86.17	11.173	85.40
275,000.01 - 300,000.00	1	299,629	0.10	5	791	88.24	12.750	100.00
325,000.01 - 350,000.00	1	350,000	0.12	6	707	74.75	8.875	100.00
375,000.01 - 400,000.00	1	385,899	0.13	5	741	89.72	8.875	100.00
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

FICO	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
600 - 624	267	12,547,598	4.15	5	619	98.04	11.958	97.58
625 - 649	1161	63,761,509	21.08	4	638	96.82	11.953	96.54
650 - 674	1193	71,012,444	23.48	4	662	96.60	11.639	93.74
675 - 699	883	60,354,155	19.95	4	686	97.24	11.439	88.65
700 - 724	631	45,335,719	14.99	5	710	96.94	10.899	83.82
725 - 749	386	24,190,349	8.00	4	736	96.96	11.111	78.57
750 - 774	256	15,773,157	5.21	4	761	96.17	10.823	74.23
775 - 799	127	7,866,632	2.60	4	785	95.68	10.817	79.43
800 - 824	31	1,652,412	0.55	4	807	97.20	10.877	81.22
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Original Term (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
60	1	120,390	0.04	7	700	94.94	7.750	100.00
120	2	66,522	0.02	6	693	58.55	9.920	100.00
180	3585	216,907,374	71.71	4	679	97.02	11.481	89.18
240	273	19,027,203	6.29	5	673	98.51	11.546	95.60
300	110	6,803,625	2.25	5	713	93.77	10.807	81.48
360	964	59,568,862	19.69	4	694	96.21	11.426	88.66
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Remaining Term (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Less than or equal to 60	1	120,390	0.04	7	700	94.94	7.750	100.00
61 - 120	2	66,522	0.02	6	693	58.55	9.920	100.00
121 - 180	3585	216,907,374	71.71	4	679	97.02	11.481	89.18
181 - 240	273	19,027,203	6.29	5	673	98.51	11.546	95.60
241 - 300	110	6,803,625	2.25	5	713	93.77	10.807	81.48
301 - 360	964	59,568,862	19.69	4	694	96.21	11.426	88.66
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Property Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
2-4 Family	469	35,196,471	11.64	4	693	96.25	12.152	76.58
Condo	593	31,773,196	10.50	5	693	98.07	11.275	88.01
Co-op	2	74,037	0.02	3	677	100.00	11.144	100.00
PUD	993	64,684,433	21.38	5	685	96.89	11.293	89.49
Single Family Residence	2864	170,230,709	56.28	5	677	96.76	11.406	92.14
Town House	14	535,130	0.18	4	657	98.91	12.827	84.53
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Occupancy Status	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Investment	624	25,312,635	8.37	4	708	92.32	12.767	0.00
Primary	4175	270,170,500	89.31	4	679	97.38	11.325	100.00
Secondary	136	7,010,841	2.32	5	709	93.65	11.823	0.00
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Purpose	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Purchase	3487	212,181,324	70.14	4	687	98.46	11.583	87.38
Refinance - Cash Out	1145	74,020,618	24.47	5	671	92.86	11.164	94.22
Refinance - Rate/Term	303	16,292,034	5.39	4	673	94.42	11.160	92.18
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Combined LTV (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Less than or equal to 50.00	6	549,751	0.18	5	692	39.43	8.558	100.00
50.01 - 60.00	9	683,369	0.23	5	710	55.98	8.595	100.00
60.01 - 70.00	19	1,426,134	0.47	6	681	65.28	9.505	82.52
70.01 - 80.00	69	5,724,727	1.89	5	672	76.74	9.990	74.13
80.01 - 90.00	738	35,712,140	11.81	4	686	88.57	11.022	70.90
90.01 - 95.00	879	49,165,047	16.25	4	687	94.67	11.788	65.64
95.01 - 100.00	3215	209,232,808	69.17	5	681	99.86	11.525	98.42
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Geographic Distribution	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Alabama	12	427,463	0.14	6	650	98.22	11.665	89.36
Alaska	6	321,317	0.11	4	679	93.02	11.103	72.06
Arizona	246	13,216,951	4.37	4	685	96.16	11.279	86.38
Arkansas	2	68,106	0.02	7	678	96.56	9.546	67.33
California	1166	102,302,670	33.82	5	689	97.26	11.101	95.36
Colorado	108	5,064,928	1.67	5	675	97.91	11.237	89.59
Connecticut	45	2,678,882	0.89	4	668	95.66	11.869	87.33
Delaware	25	911,425	0.30	3	664	98.00	12.978	79.69
District of Columbia	9	662,895	0.22	6	671	83.23	11.730	53.02
Florida	516	26,769,818	8.85	4	681	96.75	11.860	81.42
Georgia	175	6,715,188	2.22	6	670	97.38	11.450	81.92
Hawaii	39	3,463,741	1.15	5	700	93.29	11.329	86.91
Idaho	11	626,335	0.21	6	703	96.14	10.855	59.06
Illinois	187	9,600,347	3.17	4	675	97.53	11.804	88.61
Indiana	41	1,073,715	0.35	4	671	96.36	11.952	87.58
Iowa	10	285,446	0.09	5	689	97.52	10.550	80.75
Kansas	11	294,594	0.10	4	652	100.00	12.673	96.64
Kentucky	21	564,903	0.19	5	656	98.99	11.614	100.00
Louisiana	13	383,354	0.13	4	677	99.39	12.031	94.80
Maine	12	518,397	0.17	5	696	97.99	11.707	76.54
Maryland	174	12,141,861	4.01	4	669	97.82	11.738	93.73
Massachusetts	92	5,867,743	1.94	4	678	94.11	11.381	86.19
Michigan	155	5,825,614	1.93	4	655	97.90	11.684	92.25
Minnesota	55	3,001,363	0.99	4	685	97.48	11.456	80.84
Mississippi	9	290,244	0.10	5	664	99.31	12.146	92.35
Missouri	54	1,807,311	0.60	5	670	97.66	11.206	78.67
Montana	4	243,661	0.08	6	704	91.69	10.151	37.77
Nebraska	7	335,674	0.11	4	652	99.82	11.721	100.00
Nevada	176	10,108,953	3.34	5	685	96.86	11.262	83.51
New Hampshire	16	1,030,561	0.34	5	707	96.10	11.770	89.49
New Jersey	254	17,349,059	5.74	4	681	96.14	12.127	84.89
New Mexico	51	2,169,253	0.72	4	684	94.87	11.437	79.68
New York	268	23,075,047	7.63	4	687	95.43	11.485	89.79
North Carolina	81	2,984,406	0.99	4	663	98.01	12.029	84.02
North Dakota	4	120,446	0.04	3	641	97.94	12.553	100.00
Ohio	82	2,221,600	0.73	4	650	98.62	11.868	90.39
Oklahoma	24	850,576	0.28	5	675	99.15	11.101	96.71
Oregon	30	1,816,595	0.60	4	670	96.66	11.655	89.70
Pennsylvania	118	4,431,331	1.46	4	669	96.37	12.180	87.89
Rhode Island	17	819,656	0.27	4	694	96.28	12.029	86.61
South Carolina	49	1,979,448	0.65	4	691	96.50	12.804	55.68
South Dakota	2	92,090	0.03	4	631	100.00	12.470	100.00
Tennessee	33	924,989	0.31	4	670	97.87	10.010	79.26
Texas	150	4,526,200	1.50	5	679	97.91	11.156	70.42
Utah	71	3,333,416	1.10	5	704	95.56	11.286	76.01
Vermont	2	88,890	0.03	3	692	98.83	11.429	100.00
Virginia	178	12,282,523	4.06	4	673	98.07	11.881	97.94
Washington	79	5,315,507	1.76	5	682	97.58	11.016	93.25
West Virginia	7	268,306	0.09	5	642	100.00	11.990	100.00
Wisconsin	36	1,110,213	0.37	4	667	96.80	11.607	90.87
Wyoming	2	130,963	0.04	8	746	94.45	8.768	22.83
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Documentation Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Full/Alt	909	42,123,957	13.93	5	666	97.81	10.795	89.09
NINA	321	16,887,856	5.58	4	720	93.47	12.101	86.08
Reduced	3316	221,467,235	73.21	4	682	97.08	11.497	89.49
Stated/Stated	389	22,014,928	7.28	4	686	95.62	11.832	90.44
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Current Rate (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
5.501 - 6.000	2	179,050	0.06	5	676	100.00	6.000	100.00
6.501 - 7.000	3	94,620	0.03	6	686	83.31	6.953	100.00
7.001 - 7.500	10	687,370	0.23	8	689	84.22	7.422	100.00
7.501 - 8.000	32	1,849,668	0.61	6	709	87.63	7.812	97.13
8.001 - 8.500	79	4,681,107	1.55	5	719	88.63	8.391	90.42
8.501 - 9.000	153	10,142,698	3.35	5	712	91.50	8.834	92.89
9.001 - 9.500	229	14,685,305	4.85	6	699	95.73	9.383	93.40
9.501 - 10.000	448	27,563,104	9.11	5	694	95.73	9.829	95.23
10.001 - 10.500	435	26,776,542	8.85	5	694	96.88	10.335	95.10
10.501 - 11.000	488	33,155,715	10.96	4	687	96.71	10.812	94.17
11.001 - 11.500	483	33,878,689	11.20	4	681	98.12	11.338	95.88
11.501 - 12.000	659	39,954,627	13.21	5	674	97.57	11.832	93.73
12.001 - 12.500	664	39,796,257	13.16	4	670	98.13	12.302	92.05
12.501 - 13.000	504	29,746,740	9.83	4	672	97.95	12.778	86.58
13.001 - 13.500	232	12,613,483	4.17	4	675	97.46	13.390	72.06
13.501 - 14.000	232	11,683,187	3.86	4	674	97.70	13.815	67.73
14.001 - 14.500	265	14,123,317	4.67	3	672	97.05	14.249	52.61
14.501 - 15.000	8	361,122	0.12	4	647	98.44	14.811	68.86
15.001 - 15.500	2	117,580	0.04	5	655	97.98	15.226	59.53
15.501 - 16.000	4	232,298	0.08	5	696	96.76	15.847	16.98
16.001 - 16.500	2	117,533	0.04	3	699	100.00	16.250	0.00
16.501 - 17.000	1	53,963	0.02	6	707	100.00	16.750	0.00
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Interest Only	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Yes	474	36,694,187	12.13	5	697	97.45	10.924	93.35
No	4461	265,799,789	87.87	4	680	96.79	11.531	88.76
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Interest Only Period (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Non IO	4461	265,799,789	87.87	4	680	96.79	11.531	88.76
60	216	16,884,214	5.58	5	678	99.19	11.358	95.66
120	258	19,809,973	6.55	4	714	95.96	10.553	91.38
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Prepay Penalty Period (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
No PPP	3240	192,476,787	63.63	4	685	96.69	11.456	87.37
3	2	145,837	0.05	5	638	100.00	13.253	100.00
4	1	37,547	0.01	9	629	100.00	10.125	100.00
6	239	16,071,185	5.31	5	699	93.87	12.116	80.66
7	4	428,680	0.14	5	696	99.59	11.558	100.00
12	315	25,875,261	8.55	4	696	95.62	10.601	96.20
24	649	37,843,263	12.51	5	658	99.32	11.573	97.87
30	1	85,670	0.03	8	711	100.00	9.750	100.00
36	484	29,529,745	9.76	4	675	97.56	11.704	89.45
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Lien Position	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
2	4935	302,493,976	100.00	4	682	96.87	11.457	89.31
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Balloon	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Balloon	3417	205,561,800	67.96	4	677	97.01	11.544	88.94
Non-Balloon	1518	96,932,177	32.04	5	693	96.58	11.274	90.12
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Servicer	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Select Portfolio Servicing, Inc.	4935	302,493,976	100.00	4	682	96.87	11.457	89.31
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Age (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
1 - 3	1763	106,750,283	35.29	3	685	96.63	11.842	84.22
4 - 6	2788	175,029,657	57.86	5	681	97.01	11.356	92.38
7 - 9	274	15,768,653	5.21	8	679	97.08	10.295	89.22
10 - 12	76	3,684,309	1.22	11	672	96.88	10.520	92.62
Greater than or equal to 13	34	1,261,074	0.42	15	692	95.46	10.292	86.47
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Product	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
10/10	1	48,706	0.02	5	705	43.40	9.250	100.00
15/15	170	11,483,781	3.80	4	706	97.21	10.322	93.66
20/20	273	19,027,203	6.29	5	673	98.51	11.546	95.60
25/10	1	17,816	0.01	10	659	99.96	11.750	100.00
25/25	110	6,803,625	2.25	5	713	93.77	10.807	81.48
30/ 5	1	120,390	0.04	7	700	94.94	7.750	100.00
30/15	3415	205,423,593	67.91	4	677	97.01	11.546	88.93
30/30	964	59,568,862	19.69	4	694	96.21	11.426	88.66
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

DTI Ratio (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Not available	1025	66,565,665	22.01	4	705	95.30	11.823	85.55
0.01 - 5.00	2	56,430	0.02	6	680	95.92	10.035	59.20
5.01 - 10.00	12	514,245	0.17	5	665	96.34	10.820	71.42
10.01 - 15.00	18	1,019,473	0.34	4	670	97.14	11.344	78.23
15.01 - 20.00	53	2,401,226	0.79	5	676	94.82	11.349	65.05
20.01 - 25.00	99	4,796,497	1.59	5	680	95.92	11.141	77.86
25.01 - 30.00	199	9,265,398	3.06	5	684	96.32	11.365	80.67
30.01 - 35.00	405	22,423,773	7.41	4	687	95.86	11.105	82.32
35.01 - 40.00	763	45,910,408	15.18	5	678	97.16	11.234	90.01
40.01 - 45.00	1265	83,297,670	27.54	4	675	97.63	11.491	92.89
45.01 - 50.00	987	60,302,702	19.94	4	669	97.86	11.447	93.78
50.01 - 55.00	103	5,757,913	1.90	4	677	97.83	10.660	93.24
Greater than or equal to 55.01	4	182,576	0.06	6	692	96.22	8.304	100.00
Total:	4,935	302,493,976	100.00	4	682	96.87	11.457	89.31

Statistical Collateral Summary - Group 1

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 2/1/07 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies may represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

Total Number of Loans	1,525
Total Outstanding Loan Balance	$65,532,291	Min	Max
Average Balance	$42,972	$9,848	$168,610
Weighted Average Combined LTV	95.99%	27.20%	100.00%
Weighted Average Coupon	11.304%	6.875%	15.125%
Weighted Average DTI (Non-Zero)	41.89%
Weighted Average FICO	662
Weighted Average Age (Months)	5
% Prepayment Penalties	32.42%
% Balloons	73.67%
% Second Liens	100.00%

Scheduled Balance ($)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	329	6,431,977	9.81	5	655	96.55	11.275	100.00
25,000.01 - 50,000.00	726	26,321,198	40.17	5	662	97.03	11.367	100.00
50,000.01 - 75,000.00	340	20,572,028	31.39	5	660	96.91	11.438	100.00
75,000.01 - 100,000.00	93	7,788,601	11.89	4	669	93.69	11.058	100.00
100,000.01 - 125,000.00	29	3,251,601	4.96	4	672	89.89	10.774	100.00
125,000.01 - 150,000.00	6	838,783	1.28	4	702	86.75	11.295	100.00
150,000.01 - 175,000.00	2	328,102	0.50	5	670	82.61	9.571	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

FICO	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
600 - 624	162	5,968,690	9.11	5	618	97.84	12.012	100.00
625 - 649	537	22,119,298	33.75	4	637	96.91	11.799	100.00
650 - 674	440	19,267,735	29.40	5	662	95.64	11.129	100.00
675 - 699	185	9,163,682	13.98	5	684	96.01	11.115	100.00
700 - 724	94	4,470,667	6.82	5	710	92.68	10.342	100.00
725 - 749	46	1,892,645	2.89	5	736	95.81	10.295	100.00
750 - 774	41	1,870,071	2.85	4	760	92.34	9.942	100.00
775 - 799	18	696,553	1.06	5	783	92.29	9.807	100.00
800 - 824	2	82,950	0.13	5	800	90.00	8.332	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Original Term (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
120	2	66,522	0.10	6	693	58.55	9.920	100.00
180	1151	50,117,160	76.48	5	659	96.33	11.351	100.00
240	91	3,553,363	5.42	4	653	97.39	11.712	100.00
300	26	1,162,057	1.77	5	698	91.87	10.606	100.00
360	255	10,633,190	16.23	5	676	94.60	11.033	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Remaining Term (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
61 - 120	2	66,522	0.10	6	693	58.55	9.920	100.00
121 - 180	1151	50,117,160	76.48	5	659	96.33	11.351	100.00
181 - 240	91	3,553,363	5.42	4	653	97.39	11.712	100.00
241 - 300	26	1,162,057	1.77	5	698	91.87	10.606	100.00
301 - 360	255	10,633,190	16.23	5	676	94.60	11.033	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Property Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
2-4 Family	59	3,462,073	5.28	4	666	93.44	11.591	100.00
Condo	204	8,518,921	13.00	4	678	97.88	11.153	100.00
Co-op	2	74,037	0.11	3	677	100.00	11.144	100.00
PUD	218	10,958,578	16.72	5	666	95.95	11.040	100.00
Single Family Residence	1033	42,207,232	64.41	5	658	95.79	11.369	100.00
Town House	9	311,450	0.48	3	646	99.46	12.891	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Occupancy Status	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Primary	1525	65,532,291	100.00	5	662	95.99	11.304	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Purpose	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Purchase	665	23,978,500	36.59	5	664	99.42	11.502	100.00
Refinance - Cash Out	679	33,970,874	51.84	5	661	93.48	11.147	100.00
Refinance - Rate/Term	181	7,582,917	11.57	4	663	96.40	11.383	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Combined LTV (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Less than or equal to 50.00	4	378,097	0.58	4	716	40.28	9.022	100.00
50.01 - 60.00	7	493,811	0.75	5	718	54.84	8.610	100.00
60.01 - 70.00	9	327,972	0.50	5	669	64.08	10.135	100.00
70.01 - 80.00	28	1,784,133	2.72	5	667	76.14	9.701	100.00
80.01 - 90.00	201	8,102,805	12.36	4	667	87.78	10.526	100.00
90.01 - 95.00	196	9,855,490	15.04	4	660	94.31	11.229	100.00
95.01 - 100.00	1080	44,589,984	68.04	5	661	99.81	11.584	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Geographic Distribution	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Alabama	8	335,539	0.51	5	646	99.38	11.565	100.00
Alaska	3	191,621	0.29	3	649	94.45	11.066	100.00
Arizona	72	3,139,185	4.79	4	669	95.25	10.908	100.00
Arkansas	1	45,854	0.07	6	671	100.00	9.750	100.00
California	140	7,974,538	12.17	5	668	93.99	11.034	100.00
Colorado	69	3,153,149	4.81	5	665	98.45	11.115	100.00
Connecticut	21	1,197,296	1.83	4	658	94.63	11.314	100.00
Delaware	7	408,714	0.62	4	642	99.98	12.758	100.00
District of Columbia	2	119,684	0.18	8	664	100.00	12.357	100.00
Florida	112	4,890,805	7.46	5	661	96.16	11.389	100.00
Hawaii	6	309,318	0.47	4	676	88.69	11.040	100.00
Idaho	4	189,101	0.29	8	652	94.99	10.077	100.00
Illinois	99	4,453,474	6.80	4	664	97.76	11.386	100.00
Indiana	28	704,039	1.07	4	652	95.98	11.744	100.00
Iowa	7	194,692	0.30	5	659	97.01	10.492	100.00
Kansas	6	127,232	0.19	4	647	100.00	12.463	100.00
Kentucky	19	514,950	0.79	5	656	98.90	11.603	100.00
Louisiana	7	183,470	0.28	4	656	99.27	12.513	100.00
Maine	5	194,317	0.30	5	693	96.09	10.966	100.00
Maryland	75	3,996,595	6.10	5	663	98.47	11.581	100.00
Massachusetts	43	2,489,340	3.80	4	674	94.79	11.195	100.00
Michigan	115	3,968,432	6.06	4	649	97.84	11.685	100.00
Minnesota	31	1,246,300	1.90	5	660	97.97	10.826	100.00
Mississippi	5	137,013	0.21	4	652	100.00	12.523	100.00
Missouri	24	707,587	1.08	4	645	98.14	11.295	100.00
Montana	2	92,028	0.14	7	645	100.00	9.951	100.00
Nebraska	4	135,508	0.21	5	685	99.58	11.290	100.00
Nevada	45	2,153,351	3.29	5	678	95.10	11.044	100.00
New Hampshire	9	419,586	0.64	4	666	92.46	11.767	100.00
New Jersey	50	2,679,725	4.09	4	666	93.28	11.389	100.00
New Mexico	12	416,473	0.64	4	651	96.29	11.330	100.00
New York	42	2,666,598	4.07	5	669	82.17	10.465	100.00
North Carolina	50	1,699,888	2.59	4	645	99.40	12.048	100.00
North Dakota	2	57,885	0.09	3	635	95.71	12.539	100.00
Ohio	56	1,610,402	2.46	4	640	99.27	11.722	100.00
Oklahoma	15	346,511	0.53	5	660	98.92	10.867	100.00
Oregon	15	783,295	1.20	6	668	96.32	11.079	100.00
Pennsylvania	61	2,067,606	3.16	4	663	96.88	11.919	100.00
Rhode Island	9	276,847	0.42	4	659	91.98	11.584	100.00
South Carolina	20	672,712	1.03	5	645	98.78	12.064	100.00
South Dakota	2	92,090	0.14	4	631	100.00	12.470	100.00
Tennessee	16	404,899	0.62	4	657	99.63	9.301	100.00
Texas	47	1,016,192	1.55	5	652	99.58	10.220	100.00
Utah	28	1,073,174	1.64	6	685	95.17	10.740	100.00
Vermont	1	51,963	0.08	2	643	98.00	12.000	100.00
Virginia	61	3,054,489	4.66	4	660	97.12	12.029	100.00
Washington	37	1,844,789	2.82	5	673	97.45	10.917	100.00
West Virginia	6	226,165	0.35	5	638	100.00	12.524	100.00
Wisconsin	25	787,966	1.20	4	656	97.12	11.210	100.00
Wyoming	1	29,905	0.05	6	681	92.61	9.250	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Documentation Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Full/Alt	504	18,827,482	28.73	5	651	97.66	10.919	100.00
NINA	53	2,134,408	3.26	4	717	86.48	11.166	100.00
Reduced	839	38,665,120	59.00	4	664	95.94	11.450	100.00
Stated/Stated	129	5,905,281	9.01	4	673	94.45	11.627	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Current Rate (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
6.501 - 7.000	2	70,073	0.11	5	704	100.00	6.937	100.00
7.001 - 7.500	2	72,573	0.11	7	704	80.31	7.250	100.00
7.501 - 8.000	11	523,884	0.80	7	714	87.05	7.811	100.00
8.001 - 8.500	30	1,278,789	1.95	6	695	84.13	8.373	100.00
8.501 - 9.000	60	2,701,052	4.12	5	700	86.86	8.884	100.00
9.001 - 9.500	82	3,423,651	5.22	6	679	93.03	9.362	100.00
9.501 - 10.000	155	6,626,034	10.11	5	670	93.83	9.833	100.00
10.001 - 10.500	155	6,683,766	10.20	5	669	94.54	10.344	100.00
10.501 - 11.000	137	6,269,729	9.57	4	671	95.69	10.811	100.00
11.001 - 11.500	134	6,242,738	9.53	4	666	97.68	11.318	100.00
11.501 - 12.000	220	9,488,348	14.48	5	653	97.57	11.797	100.00
12.001 - 12.500	215	8,864,263	13.53	4	652	98.49	12.292	100.00
12.501 - 13.000	170	7,416,319	11.32	4	651	97.87	12.725	100.00
13.001 - 13.500	63	2,167,057	3.31	4	646	99.24	13.397	100.00
13.501 - 14.000	53	2,077,030	3.17	4	635	99.51	13.787	100.00
14.001 - 14.500	34	1,496,216	2.28	3	642	99.19	14.255	100.00
14.501 - 15.000	1	60,771	0.09	3	632	100.00	14.625	100.00
15.001 - 15.500	1	70,000	0.11	5	621	100.00	15.125	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Interest Only	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Yes	81	4,420,605	6.75	5	684	93.90	10.596	100.00
No	1444	61,111,686	93.25	5	661	96.14	11.355	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Interest Only Period (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Non IO	1444	61,111,686	93.25	5	661	96.14	11.355	100.00
60	31	1,660,962	2.53	5	668	98.46	11.135	100.00
120	50	2,759,643	4.21	4	694	91.16	10.272	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Prepay Penalty Period (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
No PPP	1015	44,285,605	67.58	5	665	95.99	11.258	100.00
3	1	62,756	0.10	4	628	100.00	14.250	100.00
4	1	37,547	0.06	9	629	100.00	10.125	100.00
6	38	1,410,514	2.15	5	700	95.78	11.684	100.00
12	48	3,253,926	4.97	4	676	84.68	10.321	100.00
24	260	9,355,889	14.28	5	645	99.37	11.594	100.00
36	162	7,126,055	10.87	4	658	96.70	11.564	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Lien Position	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
2nd Lien	1525	65,532,291	100.00	5	662	95.99	11.304	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Balloon	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Balloon	1109	48,278,558	73.67	5	659	96.39	11.395	100.00
Non-Balloon	416	17,253,734	26.33	5	672	94.85	11.050	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Servicer	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Select Portfolio Servicing, Inc.	1525	65,532,291	100.00	5	662	95.99	11.304	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Age (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
1 - 3	485	22,305,702	34.04	3	663	95.81	11.527	100.00
4 - 6	902	37,415,435	57.09	5	662	95.99	11.327	100.00
7 - 9	94	3,828,971	5.84	8	660	96.19	10.237	100.00
10 - 12	32	1,536,512	2.34	11	665	97.28	10.447	100.00
Greater than or equal to 13	12	445,671	0.68	14	685	98.91	10.353	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Product	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
10/10	1	48,706	0.07	5	705	43.40	9.250	100.00
15/15	43	1,856,418	2.83	4	672	94.63	10.204	100.00
20/20	91	3,553,363	5.42	4	653	97.39	11.712	100.00
25/10	1	17,816	0.03	10	659	99.96	11.750	100.00
25/25	26	1,162,057	1.77	5	698	91.87	10.606	100.00
30/15	1108	48,260,742	73.64	5	659	96.39	11.395	100.00
30/30	255	10,633,190	16.23	5	676	94.60	11.033	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

DTI Ratio (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Not available	145	7,197,019	10.98	4	698	88.95	11.108	100.00
5.01 - 10.00	1	24,063	0.04	5	666	100.00	11.800	100.00
10.01 - 15.00	4	172,093	0.26	4	669	97.46	9.949	100.00
15.01 - 20.00	11	353,727	0.54	6	663	95.04	10.863	100.00
20.01 - 25.00	30	1,188,857	1.81	5	651	94.61	10.651	100.00
25.01 - 30.00	62	2,052,286	3.13	5	653	95.75	11.276	100.00
30.01 - 35.00	113	4,381,467	6.69	4	662	95.19	11.324	100.00
35.01 - 40.00	249	10,610,356	16.19	5	659	95.96	11.167	100.00
40.01 - 45.00	420	18,830,966	28.74	4	659	96.94	11.540	100.00
45.01 - 50.00	429	18,035,943	27.52	4	655	97.85	11.403	100.00
50.01 - 55.00	59	2,596,693	3.96	5	667	97.89	10.548	100.00
Greater than or equal to 55.01	2	88,822	0.14	7	653	97.18	8.337	100.00
Total:	1,525	65,532,291	100.00	5	662	95.99	11.304	100.00

Statistical Collateral Summary - Group 2

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 2/1/07 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies may represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

Total Number of Loans	3,410
Total Outstanding Loan Balance	$236,961,685	Min	Max
Average Balance	$69,490	$7,455	$385,899
Weighted Average Combined LTV	97.12%	35.65%	100.00%
Weighted Average Coupon	11.500%	6.000%	16.750%
Weighted Average DTI (Non-Zero)	40.53%
Weighted Average FICO	688
Weighted Average Age (Months)	4
% Prepayment Penalties	37.46%
% Balloons	66.37%
% Second Liens	100.00%

Scheduled Balance ($)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	405	7,610,022	3.21	5	695	93.49	12.107	31.82
25,000.01 - 50,000.00	864	32,813,955	13.85	4	688	96.51	11.781	72.43
50,000.01 - 75,000.00	805	49,743,536	20.99	4	686	97.20	11.595	85.03
75,000.01 - 100,000.00	692	60,808,217	25.66	4	683	97.66	11.330	92.44
100,000.01 - 125,000.00	328	36,686,706	15.48	4	687	98.17	11.353	93.68
125,000.01 - 150,000.00	184	25,286,894	10.67	5	686	97.72	11.446	92.32
150,000.01 - 175,000.00	72	11,732,203	4.95	4	706	97.90	11.658	88.62
175,000.01 - 200,000.00	43	8,064,233	3.40	4	698	94.92	11.460	97.57
200,000.01 - 225,000.00	7	1,472,699	0.62	5	710	95.03	10.875	100.00
225,000.01 - 250,000.00	7	1,707,691	0.72	5	688	86.17	11.173	85.40
275,000.01 - 300,000.00	1	299,629	0.13	5	791	88.24	12.750	100.00
325,000.01 - 350,000.00	1	350,000	0.15	6	707	74.75	8.875	100.00
375,000.01 - 400,000.00	1	385,899	0.16	5	741	89.72	8.875	100.00
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

FICO	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
600 - 624	105	6,578,908	2.78	5	619	98.23	11.909	95.38
625 - 649	624	41,642,211	17.57	4	639	96.78	12.034	94.70
650 - 674	753	51,744,708	21.84	4	662	96.96	11.829	91.41
675 - 699	698	51,190,473	21.60	4	686	97.46	11.498	86.62
700 - 724	537	40,865,052	17.25	5	710	97.41	10.960	82.05
725 - 749	340	22,297,704	9.41	4	736	97.06	11.180	76.75
750 - 774	215	13,903,086	5.87	4	761	96.69	10.941	70.76
775 - 799	109	7,170,080	3.03	4	786	96.01	10.916	77.43
800 - 824	29	1,569,462	0.66	4	807	97.58	11.011	80.22
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Original Term (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
60	1	120,390	0.05	7	700	94.94	7.750	100.00
180	2434	166,790,214	70.39	4	685	97.23	11.520	85.93
240	182	15,473,840	6.53	5	677	98.77	11.508	94.59
300	84	5,641,568	2.38	5	716	94.16	10.848	77.67
360	709	48,935,672	20.65	4	698	96.56	11.512	86.20
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Remaining Term (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Less than or equal to 60	1	120,390	0.05	7	700	94.94	7.750	100.00
121 - 180	2434	166,790,214	70.39	4	685	97.23	11.520	85.93
181 - 240	182	15,473,840	6.53	5	677	98.77	11.508	94.59
241 - 300	84	5,641,568	2.38	5	716	94.16	10.848	77.67
301 - 360	709	48,935,672	20.65	4	698	96.56	11.512	86.20
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Property Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
2-4 Family	410	31,734,399	13.39	4	696	96.56	12.213	74.02
Condo	389	23,254,275	9.81	5	699	98.13	11.319	83.61
PUD	775	53,725,855	22.67	4	689	97.08	11.345	87.35
Single Family Residence	1831	128,023,476	54.03	4	683	97.08	11.418	89.54
Town House	5	223,680	0.09	4	673	98.15	12.737	62.99
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Occupancy Status	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Investment	624	25,312,635	10.68	4	708	92.32	12.767	0.00
Primary	2650	204,638,208	86.36	4	685	97.83	11.332	100.00
Secondary	136	7,010,841	2.96	5	709	93.65	11.823	0.00
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Purpose	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Purchase	2822	188,202,824	79.42	4	690	98.34	11.593	85.78
Refinance - Cash Out	466	40,049,744	16.90	5	679	92.33	11.179	89.31
Refinance - Rate/Term	122	8,709,116	3.68	5	682	92.70	10.966	85.38
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Combined LTV (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Less than or equal to 50.00	2	171,653	0.07	7	640	37.56	7.536	100.00
50.01 - 60.00	2	189,559	0.08	3	690	58.94	8.554	100.00
60.01 - 70.00	10	1,098,163	0.46	6	685	65.64	9.317	77.30
70.01 - 80.00	41	3,940,595	1.66	5	674	77.01	10.121	62.42
80.01 - 90.00	537	27,609,335	11.65	4	692	88.80	11.168	62.36
90.01 - 95.00	683	39,309,556	16.59	4	694	94.76	11.928	57.03
95.01 - 100.00	2135	164,642,825	69.48	4	686	99.87	11.508	97.99
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Geographic Distribution	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Alabama	4	91,923	0.04	7	663	93.97	12.031	50.53
Alaska	3	129,696	0.05	5	724	90.92	11.158	30.79
Arizona	174	10,077,766	4.25	4	690	96.45	11.395	82.14
Arkansas	1	22,252	0.01	8	691	89.46	9.125	0.00
California	1026	94,328,132	39.81	5	691	97.53	11.107	94.97
Colorado	39	1,911,779	0.81	5	692	97.02	11.440	72.42
Connecticut	24	1,481,586	0.63	4	676	96.49	12.317	77.09
Delaware	18	502,711	0.21	3	682	96.38	13.156	63.17
District of Columbia	7	543,211	0.23	5	673	79.54	11.592	42.67
Florida	404	21,879,013	9.23	4	686	96.88	11.965	77.27
Georgia	175	6,715,188	2.83	6	670	97.38	11.450	81.92
Hawaii	33	3,154,423	1.33	5	703	93.74	11.357	85.63
Idaho	7	437,235	0.18	5	725	96.64	11.191	41.35
Illinois	88	5,146,873	2.17	4	684	97.33	12.166	78.75
Indiana	13	369,676	0.16	4	707	97.08	12.350	63.92
Iowa	3	90,753	0.04	4	754	98.61	10.673	39.47
Kansas	5	167,362	0.07	3	656	100.00	12.832	94.09
Kentucky	2	49,954	0.02	5	651	100.00	11.729	100.00
Louisiana	6	199,884	0.08	4	696	99.50	11.588	90.03
Maine	7	324,081	0.14	5	698	99.14	12.152	62.47
Maryland	99	8,145,266	3.44	4	672	97.49	11.815	90.66
Massachusetts	49	3,378,403	1.43	4	680	93.60	11.518	76.02
Michigan	40	1,857,183	0.78	5	668	98.03	11.683	75.68
Minnesota	24	1,755,064	0.74	3	702	97.13	11.903	67.23
Mississippi	4	153,231	0.06	6	676	98.69	11.808	85.51
Missouri	30	1,099,725	0.46	5	686	97.36	11.149	64.94
Montana	2	151,634	0.06	6	739	86.65	10.272	0.00
Nebraska	3	200,166	0.08	3	631	99.99	12.013	100.00
Nevada	131	7,955,602	3.36	5	686	97.34	11.321	79.04
New Hampshire	7	610,975	0.26	5	736	98.59	11.771	82.27
New Jersey	204	14,669,333	6.19	4	684	96.66	12.261	82.13
New Mexico	39	1,752,780	0.74	4	692	94.54	11.463	74.85
New York	226	20,408,449	8.61	4	690	97.17	11.618	88.45
North Carolina	31	1,284,519	0.54	4	685	96.16	12.003	62.88
North Dakota	2	62,560	0.03	3	647	100.00	12.566	100.00
Ohio	26	611,198	0.26	4	676	96.93	12.252	65.07
Oklahoma	9	504,065	0.21	4	685	99.30	11.262	94.45
Oregon	15	1,033,301	0.44	4	672	96.92	12.091	81.90
Pennsylvania	57	2,363,725	1.00	4	674	95.92	12.408	77.29
Rhode Island	8	542,809	0.23	4	711	98.47	12.256	79.79
South Carolina	29	1,306,737	0.55	3	714	95.33	13.185	32.87
Tennessee	17	520,090	0.22	4	681	96.50	10.561	63.11
Texas	103	3,510,008	1.48	4	687	97.43	11.427	61.86
Utah	43	2,260,241	0.95	5	713	95.75	11.546	64.62
Vermont	1	36,927	0.02	5	762	100.00	10.625	100.00
Virginia	117	9,228,034	3.89	4	678	98.38	11.832	97.26
Washington	42	3,470,717	1.46	5	687	97.65	11.068	89.66
West Virginia	1	42,141	0.02	9	660	99.97	9.125	100.00
Wisconsin	11	322,248	0.14	4	696	96.02	12.577	68.53
Wyoming	1	101,058	0.04	8	765	95.00	8.625	0.00
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Documentation Type	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Full/Alt	405	23,296,475	9.83	5	678	97.93	10.696	80.27
NINA	268	14,753,448	6.23	4	721	94.48	12.236	84.07
Reduced	2477	182,802,115	77.14	4	686	97.32	11.507	87.27
Stated/Stated	260	16,109,647	6.80	4	691	96.06	11.908	86.94
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Current Rate (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
5.501 - 6.000	2	179,050	0.08	5	676	100.00	6.000	100.00
6.501 - 7.000	1	24,547	0.01	10	634	35.65	7.000	100.00
7.001 - 7.500	8	614,798	0.26	8	687	84.68	7.442	100.00
7.501 - 8.000	21	1,325,784	0.56	6	706	87.86	7.813	95.99
8.001 - 8.500	49	3,402,318	1.44	5	728	90.32	8.399	86.82
8.501 - 9.000	93	7,441,646	3.14	5	717	93.18	8.816	90.31
9.001 - 9.500	147	11,261,654	4.75	5	706	96.55	9.389	91.39
9.501 - 10.000	293	20,937,070	8.84	5	701	96.33	9.827	93.72
10.001 - 10.500	280	20,092,776	8.48	5	702	97.66	10.331	93.47
10.501 - 11.000	351	26,885,986	11.35	4	690	96.95	10.812	92.81
11.001 - 11.500	349	27,635,952	11.66	4	684	98.22	11.342	94.95
11.501 - 12.000	439	30,466,279	12.86	5	681	97.57	11.843	91.77
12.001 - 12.500	449	30,931,994	13.05	4	674	98.03	12.305	89.77
12.501 - 13.000	334	22,330,421	9.42	4	679	97.98	12.795	82.12
13.001 - 13.500	169	10,446,427	4.41	4	681	97.09	13.388	66.27
13.501 - 14.000	179	9,606,157	4.05	4	683	97.31	13.821	60.75
14.001 - 14.500	231	12,627,101	5.33	3	675	96.79	14.248	47.00
14.501 - 15.000	7	300,351	0.13	4	650	98.13	14.848	62.56
15.001 - 15.500	1	47,580	0.02	4	705	95.00	15.375	0.00
15.501 - 16.000	4	232,298	0.10	5	696	96.76	15.847	16.98
16.001 - 16.500	2	117,533	0.05	3	699	100.00	16.250	0.00
16.501 - 17.000	1	53,963	0.02	6	707	100.00	16.750	0.00
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Interest Only	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Yes	393	32,273,582	13.62	5	699	97.93	10.969	92.44
No	3017	204,688,103	86.38	4	686	96.99	11.584	85.40
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Interest Only Period (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Non IO	3017	204,688,103	86.38	4	686	96.99	11.584	85.40
60	185	15,223,252	6.42	5	679	99.27	11.383	95.19
120	208	17,050,329	7.20	4	717	96.74	10.599	89.99
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Prepay Penalty Period (months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
No PPP	2225	148,191,182	62.54	4	691	96.91	11.516	83.59
3	1	83,081	0.04	5	645	100.00	12.500	100.00
6	201	14,660,671	6.19	5	699	93.69	12.157	78.80
7	4	428,680	0.18	5	696	99.59	11.558	100.00
12	267	22,621,335	9.55	4	699	97.19	10.642	95.66
24	389	28,487,375	12.02	5	663	99.31	11.566	97.17
30	1	85,670	0.04	8	711	100.00	9.750	100.00
36	322	22,403,690	9.45	4	681	97.83	11.748	86.09
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Lien Position	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
2nd Lien	3410	236,961,685	100.00	4	688	97.12	11.500	86.36
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Balloon	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Balloon	2308	157,283,242	66.37	4	683	97.20	11.589	85.54
Non-Balloon	1102	79,678,443	33.63	5	697	96.96	11.323	87.98
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Servicer	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Select Portfolio Servicing, Inc.	3410	236,961,685	100.00	4	688	97.12	11.500	86.36
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Age (Months)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
1 - 3	1278	84,444,580	35.64	3	691	96.84	11.925	80.05
4 - 6	1886	137,614,222	58.07	5	686	97.29	11.363	90.31
7 - 9	180	11,939,682	5.04	8	685	97.36	10.313	85.76
10 - 12	44	2,147,797	0.91	11	676	96.59	10.572	87.33
Greater than or equal to 13	22	815,404	0.34	15	696	93.57	10.259	79.08
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

Product	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
15/15	127	9,627,363	4.06	4	713	97.70	10.345	92.43
20/20	182	15,473,840	6.53	5	677	98.77	11.508	94.59
25/25	84	5,641,568	2.38	5	716	94.16	10.848	77.67
30/ 5	1	120,390	0.05	7	700	94.94	7.750	100.00
30/15	2307	157,162,852	66.32	4	683	97.20	11.592	85.53
30/30	709	48,935,672	20.65	4	698	96.56	11.512	86.20
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

DTI Ratio (%)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
Not available	880	59,368,646	25.05	4	706	96.07	11.909	83.79
0.01 - 5.00	2	56,430	0.02	6	680	95.92	10.035	59.20
5.01 - 10.00	11	490,182	0.21	5	665	96.16	10.772	70.02
10.01 - 15.00	14	847,380	0.36	4	670	97.07	11.627	73.81
15.01 - 20.00	42	2,047,498	0.86	5	678	94.78	11.433	59.01
20.01 - 25.00	69	3,607,641	1.52	6	690	96.35	11.303	70.57
25.01 - 30.00	137	7,213,112	3.04	5	693	96.49	11.390	75.16
30.01 - 35.00	292	18,042,306	7.61	4	693	96.03	11.052	78.02
35.01 - 40.00	514	35,300,052	14.90	5	684	97.53	11.254	87.00
40.01 - 45.00	845	64,466,704	27.21	4	679	97.83	11.476	90.81
45.01 - 50.00	558	42,266,759	17.84	4	675	97.87	11.466	91.12
50.01 - 55.00	44	3,161,220	1.33	4	685	97.79	10.752	87.68
Greater than or equal to 55.01	2	93,754	0.04	4	728	95.32	8.274	100.00
Total:	3,410	236,961,685	100.00	4	688	97.12	11.500	86.36

HEMT	Home Equity Mortgage Trust

HEMT HOME EQUITY MORTGAGE TRUST 2007-1

Free Writing Prospectus [3/1/07]

HEMT Series 2007-1
$[175,000,100]
Group 3

Credit Suisse First Boston Mortgage Acceptance Corp.
Depositor

U.S. Bank National Association
Indenture Trustee

Ambac Assurance Corporation
Insurer

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-132765 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Mortgage-Backed Notes and Certificates, Series 2007-1

Pricing Information

Offered Securities(1):

Notes

Group 3
Class	Approximate Class Principal Balance ($)	Loan Group	Bond Type	Pass-Through Rate(2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
3A-1(3)	[175,000,000]	III	Senior/Insured/Adj	LIBOR+[ ]%	1.95	AAA/Aaa

Certificates

Class	Approximate Class Principal Balance ($)	Loan Group	Bond Type	Pass-Through Rate(2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
3A-R(4)	[100]	III	Senior/Residual	Net Funds Cap	N/A	AAA/---

Non-Offered Securities(1):

Class	Approximate Class Principal Balance or Notional Amount ($)	Loan Group	Bond Type	Pass-Through Rate(2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
G	[0]	III	Senior/Insured/Adj	LIBOR+[ ]%	N/A	AAA/---
3X-1	[0]	III	Subordinate	Variable	N/A	N/A
3X-2	[0]	III	Charged Off Loans	0.00%	N/A	N/A
3P(5)	[100]	III	Senior	Net Funds Cap	N/A	AAA/---

(1)	The collateral ramp assumes 15% CPR increasing by approximately 1.909% to 36% CPR in month 12 and remains at 36% CPR thereafter.
Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.

(2)	Pass-through rates on the offered securities are capped by the applicable Net Funds Cap as described herein.

(3)	The notes will be insured by Ambac Assurance Corporation.

(4)	Non-economic residual with the tax liabilities of the REMIC.

(5)	Receives the prepayment penalties collected on the mortgage loans.

Summary Terms

Underwriter:	Credit Suisse Securities (USA) LLC.

Depositor:	Credit Suisse First Boston Mortgage Acceptance Corp.

Servicer:	PNC Bank, N.A.

Indenture Trustee:	U.S. Bank National Association.

Owner Trustee:	Wilmington Trust Company

Insurer:	Ambac Assurance Corporation

Credit Risk Manager:	Clayton Fixed Income Services, Inc.

Cut-off Date:	February 1, 2007 for the initial mortgage loans.

Deal Settlement:	On or about March 9, 2007.

Investor Settlement:	On or about March 9, 2007.

Payment Dates:	25th day of each month (or the next succeeding business day), beginning in March 2007.

Accrual Periods:
With regard to the Class 3A-1 Notes and the Class G Certificates, the period commencing on the immediately preceding payment date (in the case of the first payment date, the closing date) and ending on the day immediately preceding the related payment date. For the Class 3A-R Certificates, the calendar month preceding the month of that payment date.

Delay Days:	0 days with respect to the Class 3A-1 Notes and the Class G Certificates and 24 days with respect to the Class 3A-R Certificates.

Pricing Prepayment Speed:	100% of the prepayment assumption (the “PPC”) assumes 15% CPR increasing by approximately [1.909%] to 36% CPR in month 12 and remains at 36% CPR thereafter.

Prefunding Amount:	[TBD]

Offered Securities:	The Class 3A-1 Notes and the Class 3A-R Certificates.

ERISA Eligibility:
It is expected that the Class 3A-1 Notes will be ERISA eligible. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such notes.

SMMEA Treatment:	The Offered Securities will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	REMIC.

Relationship between Loan Group and Securities:
All references in this free writing prospectus to the mortgage loans or any provisions relating to the mortgage loans refer to the group 3 mortgage loans only. The Class 3A-1 Notes and the Class 3A-R Certificates relate to the group 3 mortgage loans and receive distributions based on principal, interest and other amounts collected from the group 3 mortgage loans.

Optional Termination:	10% optional clean-up call.

Aggregate Collateral Balance:
As of any date of determination, an amount equal to the aggregate stated principal balance of the mortgage loans plus the amount, if any, then on deposit in the pre-funding account. The Aggregate Collateral Balance as of the cut-off date is equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date plus the amount on deposit in the pre-funding account as of the closing date.

Pass-through Rate Step-up:
If the optional clean-up call is not exercised, the pass-through margin will be increased by (i) the lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class 3A-1 Notes and the Class G Certificates.

Net Funds Cap:
For any payment date, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the mortgage loans during the immediately preceding collection period plus any amounts withdrawn from the capitalized interest account to pay interest on such notes for such payment date minus (2) the sum of the servicing fee, the indenture trustee fee and the credit risk manager fee for that payment date and (b) the denominator of which is the product of (1) the Aggregate Collateral Balance as of the immediately preceding payment date (or as of the cut-off date with respect to the first payment date) and (2)(x) 1/12 in the case of the Class 3P Certificates and Class 3A-R Certificates and (y) the actual number of days in the related accrual period divided by 360 in the case of the Class 3A-1 Notes and the Class G Certificates. In the case of the Class 3A-1 Notes and the Class G Certificates, such rate shall be reduced by a per annum rate equal to the product of (1) 0.160%, (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period and (3) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class 3A-1 Notes and the Class G Certificates for such payment date and the denominator of which is the Aggregate Collateral Balance for such payment date.

Principal and Interest Advancing:	The servicer will not be obligated to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans.

Accrued Interest:	For each class of securities, on any payment date, shall equal the amount of interest accrued during the related interest accrual period on the related Class Principal Balance.

Interest Carry Forward Amount:
For each class of securities, on any payment date, shall equal the sum of (i) the excess of (x) the Accrued Interest for such class with respect to the immediately preceding payment date and any unpaid Interest Carry Forward Amount from the immediately preceding payment date over (y) the amount actually distributed to such class with respect to interest on such immediately preceding payment date, and (ii) interest on such excess at the pass-through rate for such class.

Basis Risk Shortfall:
With respect to any payment date and the Offered Securities, the sum of:

(a)  the excess, if any, of (1) interest payable for that class of securities calculated using the lesser of (x) one-month LIBOR plus the applicable margin with respect to such class of securities and (y)  the Maximum Note Interest Rate for that payment date, over (2) interest payable for that class of securities calculated using the Net Funds Cap for that payment date,
(b)  any amount calculated pursuant to clause (a) remaining unpaid from prior payment dates, and

(c)  interest on the amount in clause (b) calculated on the basis of the lesser of (1) one-month LIBOR plus the applicable margin with respect to such class of securities and (2) the Maximum Note Interest Rate for that payment date, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

Maximum Note Interest Rate:
With respect to any payment date, a per annum rate equal to the weighted average of the maximum mortgage rates on the mortgage loans as of the end of the related collection period, less the sum of the per annum rates at which the servicing fee, the indenture trustee fee and the credit risk manager fee accrue on the mortgage loans, multiplied by 30 divided by the actual number of days in the related Accrual Period. The Maximum Note Interest Rate shall be reduced by a per annum rate equal to the product of (1) 0.160%, (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period and (3) a fraction, the numerator of which is the aggregate Class Principal Balance of the Class 3A-1 Notes and the Class G Certificates for such payment date and the denominator of which is the Aggregate Collateral Balance for such payment date.

Additional Balance:
Any future draw (other than draws representing Excluded Amounts) made by the related mortgagor pursuant to the related loan agreement after the cut-off date, together with all money due or to become due in respect of such draw.

Excluded Amounts:	For any payment date during the Rapid Amortization Period, the aggregate portion of all draws made by an obligor under the related mortgage loan during the related collection period.

Additional Balance Advance Amount:
With respect to any payment date during the Managed Amortization Period, will be the sum of (a) the excess, if any, of (i) the aggregate principal amount of all Additional Balances for a payment date over (ii) the Principal Remittance Amount with respect to such payment date plus (b) any Additional Balance Advance Amount remaining unpaid from the previous payment date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates.

Managed Amortization Period:
The period from the cut-off date to the occurrence of a Rapid Amortization Event. During the Managed Amortization Period, Principal Collections with respect to the mortgage loans will be used to fund Additional Balances for the related payment date, pay down the principal balance of the Class G Certificates, if any, and to pay principal on the Offered Securities pursuant to the priority set forth in “Distributions to Security Holders” below.

Rapid Amortization Period:
The period beginning upon the occurrence of a Rapid Amortization Event. During the Rapid Amortization Period, Additional Balances will not be funded by Principal Collections, rather, any Additional Balances will be funded by PNC Bank, N.A. or a subsequent holder of the Class G Certificates and will result in an increase in the Class Principal Balance of the Class G Certificates.

Interest Remittance Amount:
For any payment date will equal the sum of (1) all interest collected (other than Payaheads and any pro rata portion of interest collections collected and allocable to an Excluded Amount) in respect of Scheduled Payments on the mortgage loans during the related collection period, the interest portion of Payaheads previously received and intended for application in the related collection period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less the sum of the servicing fee, the indenture trustee fee, the credit risk manager fee and the premium due to the insurer, for that payment date and any unreimbursed servicing advances and other amounts due to the servicer with respect to such mortgage loans, to the extent allocable to interest, (2) the portion of any Substitution Amount or purchase price paid with respect to the mortgage loans during the related Collection Period allocable to interest, (3) all Net Liquidation Proceeds and any other recoveries (net of any servicing expenses, to the extent allocable to interest, unreimbursed servicing advances and unpaid servicing fees) collected with respect to the mortgage loans during the related collection period, to the extent allocable to interest and (4) and any amounts withdrawn from the capitalized interest account to pay interest on the related securities for such payment date.

Principal Collections:
For any payment date, will be equal to the sum of (i) all principal collected (other than Payaheads and any portion of principal collections allocable to an Excluded Amount) in respect of Scheduled Payments on the mortgage loans during the related collection period (less unreimbursed servicing advances and other amounts due to the servicer and the indenture trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related collection period, (ii) all principal prepayments on such mortgage loans received during the related Prepayment Period, (iii) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that payment date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that payment date allocable to principal, (v) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed servicing advances and other expenses) collected during the related collection period, and any net recoveries on previously charged off mortgage loans collected with respect to the mortgage loans during the related collection period, to the extent allocable to principal and (vi) with respect to the June 2007 payment date, the amount, if any, remaining in the related pre-funding account at the end of the pre-funding period.

Principal Remittance Amount:
With respect to any payment date, will be equal to the greater of (A) zero and (B):

(i)  with respect to any payment date during the Managed Amortization period, the excess, if any, of (a) Principal Collections for such payment date over (b) the sum of the aggregate amount of Additional Balances created during the related collection period and amounts distributed in respect of the Additional Balance Advance Amount; and with respect to any payment date during the Rapid Amortization Period, Principal Collections for such payment date; and

(ii)  with respect to any payment date during the Rapid Amortization Period, Principal Collections for such payment date.

Excess Cashflow Loss Payment:
For any payment date, an amount equal to the lesser of (i) excess cashflow for such payment date and (ii) the aggregate realized losses on the mortgage loans incurred during the related collection period, such amount to be added to the related Principal Payment Amount.

Overcollateralization Amount:
With respect to any payment date, is the amount, if any, by which (a) the Aggregate Collateral Balance for such payment date exceeds (b) the aggregate Class Principal Balance of the Class 3A-1 Notes and the Class 3A-R, Class 3P and Class G Certificates as of such payment date after giving effect to payments to be made on such payment date.

Overcollateralization Release Amount:
For any payment date, will be equal to the lesser of (x) the related Principal Remittance Amount for such payment date and (y) the amount, if any, by which (1) the related Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate Class Principal Balances of the Class 3A-1 Notes and the Class 3A-R, Class 3P and Class G Certificates, as applicable, exceeds (2) the related Required Overcollateralization Amount for such date.

Principal Payment Amount:
For any payment date, will be equal to the Principal Remittance Amount plus any related Excess Cashflow Loss Payment for such date, minus the related Overcollateralization Release Amount, if any, for such date.

Credit Enhancement:	1. Excess cashflow. 2. Overcollateralization. 3. The Insurance Policy.

Class (Aggregated)	Expected Initial Credit Enhancement(1)	Expected Initial Target Credit Enhancement(1)	Expected Final Target Credit Enhancement(2)
3A-1	0%	4.13%	8.26%

(1)  Prior to the related Stepdown Date, based on the Aggregate Collateral Balance as of the cut-off date.
(2)  On or after related Stepdown Date, based on the Aggregate Collateral Balance as of the related payment date.

Financial Guaranty Insurance Policy:
The Class 3A-1 Notes and Class G Certificates have the benefit of a financial guaranty insurance policy (the “Insurance Policy”) pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee the following payments on the Class 3A-1 Notes and Class G Certificates on each payment date:

1.  timely payments of accrued interest due such securities;

2.  the amount of any realized losses on the mortgage loans, to the extent not covered by overcollateralization, excess interest and subordination; and

3.  the ultimate payment of principal on such securities on the final scheduled payment date.

The Insurer will not guarantee any Basis Risk Shortfall amounts on such securities, any interest shortfalls due to the Relief Act or any related prepayment interest shortfalls. No other class of securities will have the benefit of that or any other financial guaranty insurance policy.

Any amounts paid under the Insurance Policy will be distributed to the Class 3A-1 Notes and Class G Certificates based upon their respective entitlement.

Required Overcollateralization Amount:
With respect to any payment date prior to the related Stepdown Date, the sum of (i) [4.13]% of the Aggregate Collateral Balance as of the cut-off date and (ii) the Additional Balance Advance Amount for that payment date. With respect to any payment date on or after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, the greater of (a) [8.26%] of the Aggregate Collateral Balance for such payment date and (b) 0.50% of the Aggregate Collateral Balance as of the cut-off date. With respect to any payment date on or after the Stepdown Date with respect to which a related Trigger Event is in effect and is continuing, the Required Overcollateralization Amount for the payment date immediately preceding such payment date.

Senior Enhancement Percentage:
With respect to any payment date, will be the fraction, expressed as a percentage, the numerator of which is the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) after giving effect to payments on such payment date, and the denominator of which is the excess, if any, of the Aggregate Collateral Balance for such payment date over the then-current Class Principal Balance of the Class G Certificates.

Stepdown Date:
With respect to any payment date, the later to occur of (i) the payment date in March 2010 and (ii) the first payment date on which the related Senior Enhancement Percentage (after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the securities then entitled to payments of principal on that payment date) is greater than or equal to 8.26%.

Trigger Event:
A Trigger Event will be in effect for any payment date if (a) the delinquency rate for the mortgage loans for each of the three (or one and two, in the case of the first and second payment dates, respectively) immediately preceding months equals or exceeds [5.50]% of the Aggregate Collateral Balance for such payment date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Aggregate Collateral Balance for that payment date as specified below:

SUBJECT TO FINAL RATING AGENCY APPROVALS

Payment Date                                       Percentage of Aggregate Collateral Balance
March 2007 - February 2010  N/A
March 2010 - February 2011  [2.65]% for the first month, plus an additional 1/12th of [1.15]% for each month thereafter.
March 2011 - February 2012            [3.80]% for the first month, plus an additional 1/12th of [0.85]% for each month thereafter.
March 2012 - February 2013             [4.65]% for the first month, plus an additional 1/12th of [0.95]% for each month thereafter.
March 2013 and thereafter                 [5.60]%

Rapid Amortization Event:
With respect to any payment date, a Rapid Amortization Event will have occurred if any one of the following events is in effect with respect to such payment date:

1.  the Class Principal Balance of the Class G Certificates, after giving effect to all payments on that payment date, is equal to or greater than 3.00% of the Aggregate Collateral Balance on that payment date;

2.  a declaration of bankruptcy or insolvency by the trust, the depositor or PNC Bank, N.A.;

3.  a servicing default with respect to PNC Bank, N.A. occurs and is unremedied under the servicing agreement and a qualified successor servicer has not been appointed;

4.  the issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

5.  a draw is made on the Insurance Policy that remains unreimbursed for three months; or

6.  the cumulative realized losses on the mortgage loans for that payment date exceeds the percentage of the Aggregate Collateral Balance as of the cut-off date as specified below:

Payment Date                                       Percentage of Aggregate Collateral Balance

March 2007 - February 2010  N/A

March 2010 - February 2011             [3.15]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter.
March 2011 - February 2012             [4.55]% for the first month, plus an additional 1/12th of [1.05]% for each month thereafter.
March 2012 - February 2013             [5.60]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter.
March 2013 - February 2014             [6.30]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter.
March 2014 and thereafter      [7.00]%

Registration:	The Class 3A-1 Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear. The Class 3A-R Certificates will be issued in definitive form.

Source for Calculation of One-Month LIBOR:	Telerate Page 3750.

Distributions Security Holders:	I. The Interest Remittance Amount will be distributed on each payment date as follows:

1. the Class G Certificates, Accrued Interest and any Interest Carry Forward Amount for such class;
2. concurrently to the Class 3A-1 Notes and the Class 3A-R Certificates and Class 3P Certificates, Accrued Interest and any Interest Carry Forward Amounts for such classes, pro rata;
3. to the Insurer, any reimbursement for amounts paid under the Insurance Policy, including interest thereon; and
4. for application as part of Monthly Excess Cashflow.

II. The Principal Payment Amount will be allocated on each payment date in the following priority:
1. to the Class G Certificates, until the Class Principal Balance of such class has been reduced to zero;
2. on the payment date in June 2012 or thereafter, to the Class 3P Certificates until the Class Principal Balance of such class has been reduced to zero;
3. to the Class 3A-R Certificates, until the Class Principal Balances thereof have been reduced to zero;
4. to the Class 3A-1 Notes until the Class Principal Balance of such class has been reduced to zero;
5. to the Insurer, any reimbursement for amounts paid under the Insurance Policy, to the extent not paid from interest distributions; and
6. for application as part of Monthly Excess Cashflow.

III. Any amount remaining after distributions in clauses I and II above shall be distributed to securities in the following order of priority:

1.  an amount equal to the aggregate realized losses on the mortgage loans incurred during the related collection period, such amount to be distributed in the same manner as the related Principal Payment Amount and distributed as set forth above in clause II;

2. with respect to the first two payment dates, 100% of any remaining related Monthly Excess Cashflow will be released to the holders of the Class 3X-1 Certificates;

3.  to the holders of the Class G Certificates, an amount equal to the lesser of the related Monthly Excess Cashflow and the Additional Balance Advance Amount after the application of all other payments thereon on that payment date;

4. to the Insurer, any reimbursement for amounts paid under the Insurance Policy, to the extent not paid from interest and principal distributions;
5. until the Required Overcollaterlization Amount for such payment date is reached, according to clause II above;
6. concurrently, to the Class 3A-1 Notes and the Class G Certificates, pro rata, any applicable Basis Risk Shortfall for such class;
7. to the Class 3X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
8. to the Class 3A-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class 3A-R Certificates under this clause (8).

Additional Information:
Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the seller at http://www.credit-suisse.hemt.static-pool.com.

Bond Summary

(Assumes no losses, 1-month LIBOR at 5.32%, Prime at 8.25%, business day convention ignored, actual/360 day count convention)

To Call
Class 3A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	4.22	2.74	1.95	1.13	0.74
First Pay	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
Last Pay	Feb-18	Jul-14	May-12	Mar-10	Jan-09

To Maturity
Class 3A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	4.46	2.97	2.12	1.23	0.77
First Pay	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
Last Pay	Feb-26	Feb-22	Aug-18	Jan-14	Nov-09

Net Funds Cap

(Assumes no losses, 20% flat Prime, one-month LIBOR at 17.15%, 100% PPC, business day convention ignored, Act/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	18.64%	41	17.24%	81	16.69%
2	16.69%	42	16.69%	82	17.24%
3	17.24%	43	16.69%	83	16.69%
4	16.69%	44	17.24%	84	16.69%
5	17.24%	45	16.69%	85	18.47%
6	16.69%	46	17.24%	86	16.69%
7	16.69%	47	16.69%	87	17.24%
8	17.24%	48	16.69%	88	16.69%
9	16.69%	49	18.47%	89	17.24%
10	17.24%	50	16.69%	90	16.69%
11	16.69%	51	17.24%	91	16.69%
12	16.69%	52	16.69%	92	17.24%
13	17.84%	53	17.24%	93	16.69%
14	16.69%	54	16.69%	94	17.24%
15	17.24%	55	16.69%	95	16.69%
16	16.69%	56	17.24%	96	16.69%
17	17.24%	57	16.69%	97	18.48%
18	16.69%	58	17.24%	98	16.69%
19	16.69%	59	16.69%	99	17.24%
20	17.24%	60	16.69%	100	16.69%
21	16.69%	61	17.84%	101	17.24%
22	17.24%	62	16.69%	102	16.69%
23	16.69%	63	17.24%	103	16.69%
24	16.69%	64	16.69%	104	17.24%
25	18.47%	65	17.24%	105	16.69%
26	16.69%	66	16.69%	106	17.24%
27	17.24%	67	16.69%	107	16.69%
28	16.69%	68	17.24%	108	16.69%
29	17.24%	69	16.69%	109	17.84%
30	16.69%	70	17.24%	110	16.69%
31	16.69%	71	16.69%	111	17.24%
32	17.24%	72	16.69%	112	16.69%
33	16.69%	73	18.47%	113	17.24%
34	17.24%	74	16.69%	114	16.69%
35	16.69%	75	17.24%	115	16.69%
36	16.69%	76	16.69%	116	17.25%
37	18.47%	77	17.24%	117	16.69%
38	16.69%	78	16.69%	118	17.25%
39	17.24%	79	16.69%	119	16.69%
40	16.69%	80	17.24%	120	16.69%

Excess Spread

(Assumes no losses, no Basis Risk Shortfall payback, approximated forward 1-month LIBOR as shown below, approximated forward Prime is 2.85% spread over forward 1-month LIBOR as shown below (except for the first period for which Prime is 8.25%), 100% PPC, business day convention ignored)

Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread
1	5.320%	7.04%	41	4.863%	4.81%	81	5.177%	4.64%
2	5.332%	4.19%	42	4.879%	4.66%	82	5.179%	4.82%
3	5.321%	4.38%	43	4.893%	4.66%	83	5.179%	4.68%
4	5.254%	4.22%	44	4.908%	4.82%	84	5.178%	4.70%
5	5.229%	4.43%	45	4.921%	4.66%	85	5.176%	5.21%
6	5.175%	4.28%	46	4.934%	4.82%	86	5.174%	4.75%
7	5.117%	4.30%	47	4.945%	4.66%	87	5.173%	4.93%
8	5.043%	4.49%	48	4.955%	4.67%	88	5.174%	4.80%
9	4.984%	4.35%	49	4.964%	5.13%	89	5.175%	4.99%
10	4.923%	4.54%	50	4.972%	4.67%	90	5.177%	4.86%
11	4.870%	4.40%	51	4.980%	4.82%	91	5.180%	4.89%
12	4.829%	4.43%	52	4.988%	4.67%	92	5.185%	5.07%
13	4.813%	4.77%	53	4.995%	4.82%	93	5.191%	4.95%
14	4.808%	4.49%	54	5.002%	4.67%	94	5.198%	5.14%
15	4.807%	4.68%	55	5.009%	4.67%	95	5.206%	5.02%
16	4.810%	4.55%	56	5.014%	4.83%	96	5.216%	5.05%
17	4.815%	4.74%	57	5.020%	4.67%	97	5.227%	5.54%
18	4.821%	4.62%	58	5.024%	4.83%	98	5.238%	5.13%
19	4.828%	4.64%	59	5.028%	4.67%	99	5.248%	5.32%
20	4.834%	4.81%	60	5.031%	4.67%	100	5.258%	5.22%
21	4.838%	4.67%	61	5.034%	4.98%	101	5.267%	5.41%
22	4.839%	4.84%	62	5.037%	4.67%	102	5.275%	5.31%
23	4.836%	4.70%	63	5.040%	4.83%	103	5.283%	5.36%
24	4.827%	4.72%	64	5.044%	4.56%	104	5.290%	5.55%
25	4.814%	5.19%	65	5.049%	4.72%	105	5.296%	5.46%
26	4.800%	4.76%	66	5.055%	4.56%	106	5.302%	5.65%
27	4.788%	4.92%	67	5.061%	4.56%	107	5.307%	5.57%
28	4.778%	4.80%	68	5.068%	4.72%	108	5.311%	5.63%
29	4.770%	4.96%	69	5.076%	4.56%	109	5.314%	5.97%
30	4.763%	4.84%	70	5.085%	4.72%	110	5.317%	5.76%
31	4.760%	4.86%	71	5.095%	4.56%	111	5.320%	5.96%
32	4.758%	5.03%	72	5.106%	4.56%	112	5.323%	5.90%
33	4.760%	4.91%	73	5.118%	5.05%	113	5.326%	6.11%
34	4.765%	5.08%	74	5.129%	4.56%	114	5.328%	6.06%
35	4.773%	4.97%	75	5.139%	4.73%	115	5.331%	6.15%
36	4.785%	5.00%	76	5.148%	4.56%	116	5.333%	6.36%
37	4.800%	5.45%	77	5.156%	4.73%	117	5.335%	6.34%
38	4.816%	4.86%	78	5.163%	4.58%	118	5.337%	6.55%
39	4.831%	4.84%	79	5.169%	4.60%	119	5.339%	6.54%
40	4.847%	4.66%	80	5.174%	4.78%	120	5.341%	6.65%

Statistical Collateral Summary -Helocs

All information on the mortgage loans is approximate and is based off of scheduled balances as of the 2/1/07 cutoff date. All mortgage loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the mortgage loans, respectively.

Total Number of Loans	2,563
Total Credit Line Amount	$224,875,567	Min	Max
Total Outstanding Loan Balance	$169,010,848
Average Balance	$65,943	$0	$550,000
Weighted Average Combined LTV	86.10%	7.18%	100.00%
Weighted Average Coupon	10.555%	1.800%	17.500%
Weighted Average Margin	2.332%	-1.250%	9.250%
Weighted Average DTI (Non-Zero)	38.58%
Weighted Average FICO	700
Weighted Average Age (Months)	9
% Prepayment Penalties	19.06%
% Balloons	4.09%
% Second Liens	97.93%

Principal Balance at Origination ($)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	235	3,644,960	2.16	11	709	87.54	2.613	10.815	78.58
25,000.01 - 50,000.00	673	21,427,876	12.68	9	697	88.12	2.812	11.032	92.86
50,000.01 - 75,000.00	559	27,645,627	16.36	9	695	89.18	2.717	10.936	94.23
75,000.01 - 100,000.00	426	30,188,169	17.86	8	693	87.09	2.702	10.905	91.10
100,000.01 - 125,000.00	177	14,943,857	8.84	9	702	89.28	2.498	10.734	84.59
125,000.01 - 150,000.00	170	18,099,000	10.71	8	696	87.89	2.608	10.856	89.03
150,000.01 - 175,000.00	58	7,876,129	4.66	8	706	91.86	2.285	10.444	94.39
175,000.01 - 200,000.00	153	19,661,946	11.63	8	699	80.27	1.782	10.020	84.73
200,000.01 - 225,000.00	13	2,160,145	1.28	9	699	91.32	1.667	9.917	79.63
225,000.01 - 250,000.00	32	5,402,672	3.20	9	722	79.84	0.741	8.950	91.90
250,000.01 - 275,000.00	5	885,847	0.52	9	733	67.00	0.327	8.577	100.00
275,000.01 - 300,000.00	13	2,718,733	1.61	12	718	76.43	1.438	9.688	100.00
300,000.01 - 325,000.00	4	1,249,579	0.74	12	702	76.87	0.778	9.028	74.39
325,000.01 - 350,000.00	4	1,095,676	0.65	9	742	74.88	1.335	9.585	100.00
350,000.01 - 375,000.00	6	1,283,282	0.76	11	688	84.62	2.518	10.768	100.00
375,000.01 - 400,000.00	9	1,871,764	1.11	9	696	78.51	1.732	9.982	100.00
400,000.01 - 425,000.00	1	415,000	0.25	3	687	80.00	0.375	8.625	100.00
425,000.01 - 450,000.00	6	2,342,934	1.39	9	718	79.35	1.483	9.733	100.00
450,000.01 - 475,000.00	4	1,363,682	0.81	13	736	84.19	0.931	9.181	100.00
475,000.01 - 500,000.00	13	3,979,068	2.35	10	721	75.74	0.532	8.762	97.45
525,000.01 - 550,000.00	1	550,000	0.33	9	699	83.75	3.875	12.125	0.00
575,000.01 - 600,000.00	1	204,901	0.12	10	689	63.64	1.125	9.375	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Current Draw Balance ($)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	624	5,372,028	3.18	11	711	85.52	2.363	10.565	81.97
25,000.01 - 50,000.00	680	25,490,718	15.08	9	699	86.98	2.708	10.933	92.02
50,000.01 - 75,000.00	479	29,772,064	17.62	9	695	88.18	2.615	10.815	94.37
75,000.01 - 100,000.00	309	27,333,084	16.17	8	692	88.11	2.783	11.001	90.64
100,000.01 - 125,000.00	123	13,939,186	8.25	8	702	89.53	2.468	10.710	83.69
125,000.01 - 150,000.00	135	19,057,744	11.28	8	700	87.63	2.463	10.710	88.95
150,000.01 - 175,000.00	57	9,310,445	5.51	9	708	87.84	2.098	10.263	91.25
175,000.01 - 200,000.00	83	16,066,356	9.51	8	697	79.96	1.783	10.018	86.34
200,000.01 - 225,000.00	14	3,001,515	1.78	9	696	84.76	1.699	9.949	85.34
225,000.01 - 250,000.00	17	4,108,776	2.43	9	729	81.39	0.664	8.883	94.22
250,000.01 - 275,000.00	2	531,000	0.31	5	697	79.98	0.498	8.748	100.00
275,000.01 - 300,000.00	9	2,660,518	1.57	12	721	77.29	1.253	9.503	100.00
300,000.01 - 325,000.00	6	1,866,780	1.10	14	691	77.74	1.512	9.762	82.86
325,000.01 - 350,000.00	5	1,687,238	1.00	8	745	79.97	1.372	9.622	100.00
350,000.01 - 375,000.00	4	1,458,346	0.86	8	679	86.14	2.434	10.684	100.00
375,000.01 - 400,000.00	2	785,723	0.46	9	687	62.76	0.555	8.805	100.00
400,000.01 - 425,000.00	2	822,895	0.49	4	694	87.58	1.428	9.678	100.00
425,000.01 - 450,000.00	4	1,766,959	1.05	8	729	81.37	1.538	9.788	100.00
450,000.01 - 475,000.00	2	940,998	0.56	10	728	84.10	1.250	9.500	100.00
475,000.01 - 500,000.00	5	2,488,474	1.47	12	711	75.70	0.501	8.751	100.00
525,000.01 - 550,000.00	1	550,000	0.33	9	699	83.75	3.875	12.125	0.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

FICO	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
576 - 600	4	357,548	0.21	7	585	91.70	4.350	12.600	100.00
601 - 625	24	1,568,822	0.93	7	618	82.54	4.058	12.243	100.00
626 - 650	266	17,584,973	10.40	7	643	84.62	3.898	12.105	98.90
651 - 675	519	35,885,274	21.23	7	663	86.88	3.661	11.884	95.31
676 - 700	589	42,959,963	25.42	8	688	87.37	2.394	10.625	88.22
701 - 725	360	25,890,194	15.32	10	711	86.29	1.650	9.882	87.62
726 - 750	280	17,940,947	10.62	10	737	86.59	1.143	9.333	85.70
751 - 775	263	13,993,214	8.28	12	763	84.52	0.989	9.226	83.90
776 - 800	197	9,423,074	5.58	10	786	85.72	0.504	8.731	88.52
801 - 825	61	3,406,840	2.02	12	806	74.11	0.478	8.728	96.18
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Original Term (months)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
61 - 120	3	79,664	0.05	15	780	83.95	0.875	9.125	0.00
121 - 180	487	35,854,658	21.21	9	706	82.24	1.593	9.797	83.44
181 - 240	358	28,863,095	17.08	9	708	82.41	1.478	9.673	82.78
241 - 300	1505	95,663,630	56.60	8	692	88.89	3.027	11.263	94.62
301 - 360	210	8,549,800	5.06	17	731	83.55	0.553	8.794	99.55
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Remaining Term (months)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
61 - 120	3	79,664	0.05	15	780	83.95	0.875	9.125	0.00
121 - 180	487	35,854,658	21.21	9	706	82.24	1.593	9.797	83.44
181 - 240	358	28,863,095	17.08	9	708	82.41	1.478	9.673	82.78
241 - 300	1505	95,663,630	56.60	8	692	88.89	3.027	11.263	94.62
301 - 360	210	8,549,800	5.06	17	731	83.55	0.553	8.794	99.55
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Original Draw Term (months)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
60	395	28,935,115	17.12	9	711	82.83	1.524	9.747	81.61
120	1747	107,733,396	63.74	9	694	88.11	2.845	11.075	94.34
180	421	32,342,337	19.14	8	710	82.36	1.348	9.544	85.29
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Remaining Draw Term (months)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
Less than or equal to 60	395	28,935,115	17.12	9	711	82.83	1.524	9.747	81.61
61 - 120	1747	107,733,396	63.74	9	694	88.11	2.845	11.075	94.34
121 - 180	421	32,342,337	19.14	8	710	82.36	1.348	9.544	85.29
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Property Type	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
2-4 Family	73	6,682,179	3.95	7	701	79.27	2.106	10.345	59.91
Condo	237	11,328,940	6.70	9	709	89.04	2.384	10.604	81.56
PUD	449	34,987,995	20.70	9	709	87.44	1.890	10.134	91.58
Single Family Residence	1774	114,406,053	67.69	9	696	85.71	2.449	10.664	92.60
Town House	30	1,605,681	0.95	7	673	92.67	4.233	12.475	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Occupancy Status	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
Investment	205	11,740,249	6.95	7	716	80.69	2.667	10.894	0.00
Primary	2298	152,835,998	90.43	9	698	86.67	2.335	10.557	100.00
Secondary	60	4,434,601	2.62	9	714	80.73	1.350	9.575	0.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Purpose	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
Purchase	593	32,874,040	19.45	11	729	91.93	1.467	9.707	85.62
Refinance - Cash Out	1843	130,943,069	77.48	8	692	84.80	2.605	10.824	91.35
Refinance - Rate/Term	127	5,193,740	3.07	13	724	81.98	0.914	9.134	97.62
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Combined LTV (%)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
Less than or equal to 50.00	73	3,999,265	2.37	13	715	36.68	1.041	9.291	96.61
50.01 - 60.00	64	4,635,678	2.74	9	709	56.08	1.055	9.270	83.13
60.01 - 70.00	138	10,113,138	5.98	9	695	66.27	1.446	9.632	85.52
70.01 - 80.00	399	34,460,932	20.39	9	699	77.15	1.493	9.725	83.47
80.01 - 90.00	883	50,022,158	29.60	10	704	87.58	2.049	10.266	85.33
90.01 - 95.00	362	19,998,581	11.83	11	710	94.23	2.083	10.316	96.21
95.01 - 100.00	644	45,781,096	27.09	7	691	99.42	3.819	12.044	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Geographic Distribution	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
Alabama	5	280,676	0.17	12	690	86.85	4.174	12.424	100.00
Arizona	183	12,367,830	7.32	9	704	86.52	2.354	10.594	85.52
California	741	55,873,573	33.06	8	689	86.63	2.920	11.127	94.72
Colorado	93	5,305,944	3.14	10	736	89.85	1.534	9.784	88.48
Connecticut	18	1,062,698	0.63	10	721	76.65	1.109	9.359	95.51
Delaware	2	115,600	0.07	17	733	55.82	0.575	8.825	100.00
District of Columbia	2	82,950	0.05	17	797	88.91	0.125	8.375	100.00
Florida	355	22,359,879	13.23	8	688	85.22	2.676	10.867	85.42
Georgia	75	3,166,648	1.87	7	693	92.64	3.358	11.608	99.05
Hawaii	8	709,709	0.42	7	696	88.81	2.122	10.372	63.48
Idaho	6	320,717	0.19	16	692	74.29	1.874	10.124	88.48
Illinois	69	3,735,720	2.21	9	741	88.64	0.709	8.947	97.86
Indiana	25	839,858	0.50	6	674	97.28	4.593	12.843	96.20
Iowa	3	103,809	0.06	7	683	95.04	3.971	12.221	100.00
Kansas	1	0	0.00	17	800	95.00	3.000	11.250	100.00
Kentucky	4	73,053	0.04	13	719	92.43	2.167	10.417	100.00
Maine	9	448,325	0.27	11	729	77.96	0.742	8.992	100.00
Maryland	55	2,892,505	1.71	8	689	91.84	3.227	11.477	100.00
Massachusetts	27	1,858,968	1.10	13	730	76.00	1.006	9.256	61.90
Michigan	90	3,330,228	1.97	15	722	89.24	1.471	9.699	100.00
Minnesota	23	1,338,691	0.79	6	702	84.05	1.679	9.854	80.28
Mississippi	1	0	0.00	33	803	90.00	0.750	9.000	100.00
Missouri	26	1,230,319	0.73	9	696	87.30	2.920	11.150	100.00
Montana	3	405,000	0.24	9	678	79.69	0.466	8.716	20.99
Nebraska	3	123,992	0.07	15	700	91.66	2.133	10.383	100.00
Nevada	161	11,732,537	6.94	10	710	88.58	1.840	10.090	89.23
New Hampshire	9	364,685	0.22	17	760	91.78	1.089	9.339	100.00
New Jersey	146	9,780,971	5.79	11	711	81.15	1.155	9.410	90.68
New Mexico	4	294,344	0.17	7	693	85.85	2.020	10.270	67.46
New York	130	13,704,645	8.11	8	705	80.43	1.260	9.482	81.68
North Carolina	16	348,043	0.21	13	725	77.15	0.703	8.953	100.00
Ohio	3	169,045	0.10	7	731	90.80	0.982	9.232	100.00
Oklahoma	2	84,000	0.05	5	693	98.63	3.018	11.268	100.00
Oregon	46	2,738,785	1.62	8	695	90.43	3.268	11.518	89.58
Pennsylvania	36	1,864,135	1.10	11	720	84.20	1.839	10.044	79.69
Rhode Island	2	96,579	0.06	17	776	85.06	0.131	8.381	100.00
South Carolina	9	270,180	0.16	9	714	87.86	2.437	10.687	100.00
Tennessee	1	11,843	0.01	5	641	94.99	3.375	11.625	100.00
Utah	34	2,371,761	1.40	8	710	88.41	1.998	10.208	91.30
Vermont	1	19,608	0.01	17	748	86.21	0.875	9.125	100.00
Virginia	47	2,430,753	1.44	11	702	87.49	2.312	10.562	97.23
Washington	60	3,525,599	2.09	8	691	89.75	2.949	11.192	100.00
West Virginia	2	103,460	0.06	16	729	89.20	0.998	9.248	100.00
Wisconsin	25	953,578	0.56	8	698	89.55	3.277	11.527	92.91
Wyoming	2	119,602	0.07	10	715	87.47	0.295	8.545	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Documentation Type	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
Full/Alt	1080	56,373,146	33.35	12	720	85.53	1.032	9.265	94.03
Reduced	1079	85,630,148	50.67	8	694	85.53	2.709	10.921	86.28
Stated/Stated	404	27,007,555	15.98	6	677	89.10	3.848	12.087	96.05
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Current Rate (%)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
1.501 - 2.000	1	48,640	0.03	7	661	69.44	2.875	1.800	100.00
3.501 - 4.000	1	36,500	0.02	3	684	90.00	0.875	3.999	100.00
5.501 - 6.000	1	21,293	0.01	17	770	92.00	1.250	6.000	100.00
6.501 - 7.000	1	50,000	0.03	16	752	90.00	-1.250	7.000	100.00
7.501 - 8.000	48	3,857,131	2.28	7	751	77.23	-0.285	7.813	91.42
8.001 - 8.500	454	31,300,860	18.52	12	738	80.41	0.149	8.299	95.40
8.501 - 9.000	260	14,408,022	8.52	13	723	80.88	0.559	8.812	95.61
9.001 - 9.500	201	11,957,783	7.08	11	704	82.42	1.061	9.311	88.05
9.501 - 10.000	210	13,253,036	7.84	9	698	81.20	1.585	9.834	84.50
10.001 - 10.500	145	11,789,919	6.98	8	690	83.10	2.065	10.315	78.87
10.501 - 11.000	159	14,313,419	8.47	7	703	90.71	2.578	10.824	88.93
11.001 - 11.500	211	14,074,743	8.33	8	698	88.22	3.024	11.272	86.23
11.501 - 12.000	174	10,247,181	6.06	6	688	87.81	3.533	11.782	82.78
12.001 - 12.500	223	16,083,841	9.52	7	674	90.20	4.003	12.251	86.83
12.501 - 13.000	80	4,308,415	2.55	6	667	95.21	4.574	12.801	95.47
13.001 - 13.500	120	7,187,308	4.25	7	654	91.42	4.905	13.155	97.24
13.501 - 14.000	166	10,738,970	6.35	6	664	97.31	5.327	13.577	100.00
14.001 - 14.500	79	4,318,135	2.55	7	649	96.97	5.875	14.125	100.00
14.501 - 15.000	17	611,712	0.36	6	642	97.68	6.435	14.685	100.00
15.001 - 15.500	7	316,852	0.19	6	660	89.18	6.894	15.144	100.00
15.501 - 16.000	3	72,016	0.04	7	667	98.52	7.300	15.550	100.00
16.001 - 16.500	1	9,626	0.01	8	645	52.60	8.125	16.375	100.00
17.001 - 17.500	1	5,448	0.00	9	697	72.52	9.250	17.500	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Rate Ceiling (%)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
14.001 - 15.000	1	75,982	0.04	6	666	100.00	5.025	13.275	100.00
15.001 - 16.000	54	6,094,441	3.61	6	707	78.31	1.103	9.353	78.68
17.001 - 18.000	2496	162,665,936	96.25	9	700	86.38	2.376	10.598	90.87
23.001 - 24.000	12	174,489	0.10	6	709	95.48	3.024	11.274	85.78
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Rate Floor (%)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
-0.499 - 0.000	340	25,145,624	14.88	11	744	79.54	-0.052	8.177	95.97
0.001 - 0.500	302	17,350,789	10.27	12	732	80.52	0.326	8.567	93.85
0.501 - 1.000	219	12,932,935	7.65	12	711	83.11	0.831	9.056	94.44
1.001 - 1.500	203	11,604,259	6.87	10	700	81.85	1.347	9.589	88.05
1.501 - 2.000	183	13,699,125	8.11	8	695	80.48	1.819	10.038	77.81
2.001 - 2.500	146	13,131,880	7.77	7	700	88.71	2.352	10.596	85.30
2.501 - 3.000	176	13,926,833	8.24	8	694	87.11	2.816	11.031	86.91
3.001 - 3.500	195	11,050,314	6.54	7	695	88.03	3.254	11.455	84.62
3.501 - 4.000	275	19,106,999	11.31	6	681	90.54	3.859	12.014	84.12
4.001 - 4.500	83	4,887,713	2.89	7	668	92.11	4.217	12.462	96.25
4.501 - 5.000	137	7,752,259	4.59	6	658	92.73	4.751	12.995	96.69
5.001 - 5.500	176	11,863,386	7.02	6	663	97.00	5.266	13.511	99.79
5.501 - 6.000	85	4,922,838	2.91	7	650	96.57	5.814	14.062	100.00
6.001 - 6.500	23	901,325	0.53	6	652	96.25	6.173	14.423	100.00
6.501 - 7.000	10	452,116	0.27	6	654	92.38	6.836	15.086	100.00
7.001 - 7.500	2	72,016	0.04	7	667	98.52	7.300	15.550	100.00
8.001 - 8.500	4	95,292	0.06	22	650	77.03	4.192	12.442	100.00
8.501 - 9.000	2	39,697	0.02	34	673	57.14	5.000	13.250	100.00
9.001 - 9.500	1	5,448	0.00	9	697	72.52	9.250	17.500	100.00
Greater than or equal to 10.001	1	70,000	0.04	6	649	89.74	4.775	13.025	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Margin (%)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
-1.499 - -1.000	1	50,000	0.03	16	752	90.00	-1.250	7.000	100.00
-0.999 - -0.500	21	1,930,365	1.14	7	754	79.18	-0.500	7.776	94.73
-0.499 - 0.000	322	23,370,819	13.83	11	743	79.60	-0.012	8.212	95.95
0.001 - 0.500	299	17,181,229	10.17	12	732	80.46	0.330	8.571	93.79
0.501 - 1.000	220	13,004,364	7.69	12	711	83.20	0.832	9.057	94.47
1.001 - 1.500	202	11,532,830	6.82	10	699	81.74	1.349	9.592	87.98
1.501 - 2.000	182	13,663,125	8.08	8	694	80.49	1.824	10.043	78.02
2.001 - 2.500	146	13,131,880	7.77	7	700	88.71	2.352	10.596	85.30
2.501 - 3.000	176	13,926,833	8.24	8	694	87.11	2.816	11.031	86.91
3.001 - 3.500	195	11,050,314	6.54	7	695	88.03	3.254	11.455	84.62
3.501 - 4.000	276	19,192,666	11.36	7	681	90.49	3.858	12.014	84.19
4.001 - 4.500	84	4,887,713	2.89	7	668	92.11	4.217	12.462	96.25
4.501 - 5.000	140	7,928,156	4.69	6	659	92.58	4.755	12.999	96.76
5.001 - 5.500	176	11,863,386	7.02	6	663	97.00	5.266	13.511	99.79
5.501 - 6.000	86	4,922,838	2.91	7	650	96.57	5.814	14.062	100.00
6.001 - 6.500	22	835,125	0.49	6	648	95.95	6.266	14.516	100.00
6.501 - 7.000	10	452,116	0.27	6	654	92.38	6.836	15.086	100.00
7.001 - 7.500	2	72,016	0.04	7	667	98.52	7.300	15.550	100.00
8.001 - 8.500	2	9,626	0.01	8	645	52.60	8.125	16.375	100.00
9.001 - 9.500	1	5,448	0.00	9	697	72.52	9.250	17.500	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Prepay Penalty Period (months)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
No Prepay Penalty	2061	136,797,063	80.94	9	706	84.84	1.886	10.105	88.57
12	58	4,263,524	2.52	6	678	91.72	4.061	12.285	98.28
24	8	1,307,078	0.77	11	702	89.87	2.426	10.676	100.00
36	424	25,839,732	15.29	6	669	91.59	4.420	12.666	98.20
60	12	803,450	0.48	3	720	88.85	1.790	9.807	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Lien Position	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
1st Lien	44	3,493,447	2.07	12	733	60.56	1.155	9.405	74.15
2nd Lien	2519	165,517,401	97.93	9	699	86.64	2.357	10.579	90.77
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Balloon	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
Balloon	95	6,912,771	4.09	8	686	79.26	1.792	9.913	89.96
Non-Balloon	2468	162,098,077	95.91	9	700	86.39	2.355	10.582	90.45
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Index Type	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
PRIME	2563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Servicer Table	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
CLC Consumer Services	2563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43

Age (By Month)	Number of Loans	Aggregate Current Draw Balance ($)	% of Loans by Current Draw Balance	Age (months)	Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Margin (%)	Weighted Average Coupon (%)	% Owner Occupied
0	23	2,187,951	1.29	0	718	80.00	1.321	8.785	79.79
1 - 6	945	65,970,160	39.03	5	686	88.29	3.177	11.395	92.39
7 - 12	894	69,936,951	41.38	9	700	85.87	2.231	10.471	86.37
13 - 18	545	25,275,312	14.95	16	729	82.02	0.745	8.992	95.34
19 - 24	103	4,368,211	2.58	20	735	85.72	0.927	9.177	100.00
25 - 30	23	742,042	0.44	28	707	77.87	2.981	11.231	100.00
31 - 36	22	375,470	0.22	34	718	85.23	1.174	9.424	100.00
37 - 42	8	154,751	0.09	38	714	63.37	0.674	8.924	100.00
Total:	2,563	169,010,848	100.00	9	700	86.10	2.332	10.555	90.43